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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

UTSTARCOM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
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	(1)	Amount Previously Paid:
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October 27, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 annual meeting of stockholders of UTStarcom, Inc. (the "Company"), to be held at 20F, Tower E1, The Towers, Oriental Plaza, No. 1 East Chang An Ave., Dong Cheng District, Beijing, China, on Monday, December 13, 2010 at 1:00 p.m., local time. Enclosed are a notice of annual meeting of stockholders, a proxy statement describing the business to be transacted at the meeting and a proxy card for use in voting at the meeting.

        At the annual meeting, you will be asked to vote on the important matters described in detail in the notice of annual meeting of stockholders and proxy statement accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company's business.

        Included with the proxy statement is a copy of the Company's Annual Report to Stockholders. We encourage you to read the Annual Report. It includes information on the Company's operations as well as the Company's audited financial statements.

        Please take this opportunity to participate in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO SUBMIT YOUR PROXY AND VOTING INSTRUCTIONS OVER THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

        We look forward to seeing you at the meeting.

Sincerely,
/s/ JACK LU Jack Lu Chief Executive Officer and President

 UTSTARCOM, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held December 13, 2010

To our Stockholders:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the "Annual Meeting") of UTStarcom, Inc. (the "Company") will be held on Monday, December 13, 2010 at 1:00 p.m., local time, at 20F, Tower E1, The Towers, Oriental Plaza, No. 1 East Chang An Ave., Dong Cheng District, Beijing, China, for the following purposes:

  1.
  To elect Thomas J. Toy as a Class I Director to serve for a term expiring on the date on which the Company's annual meeting of stockholders is held in the year 2013;

  2.
  To ratify and approve the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 19, 2010 are entitled to notice of, and to vote at, the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for that purpose. Any stockholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on December 13, 2010: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2009 are available free of charge at www.edocumentview.com/utsi.

By Order of the Board of Directors
/s/ JACK LU Jack Lu Chief Executive Officer and President

Beijing, China
October 27, 2010

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are asked to submit your proxy and voting instructions over the Internet or by telephone, or complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed postage-paid envelope, which requires no postage if mailed in the United States.

UTSTARCOM, INC.

PROXY STATEMENT

INFORMATION ABOUT THE PROXY STATEMENT AND
VOTING AT THE ANNUAL MEETING

        The Board of Directors (the "Board" or "Board of Directors") of UTStarcom, Inc. (the "Company" or "UTStarcom") is providing this proxy statement (the "Proxy Statement") prepared in connection with the Company's annual meeting of stockholders, which will take place on December 13, 2010 at 1:00 p.m., local time (the "Annual Meeting" or "2010 Annual Meeting") at 20F, Tower E1, The Towers, Oriental Plaza, No. 1 East Chang An Ave., Dong Cheng District, Beijing, China. The Company's telephone number at that location is +86 (10) 8520-5588. As a stockholder, you are invited to attend the Annual Meeting and are asked to vote on the proposals described in this Proxy Statement.

        Only stockholders of record at the close of business on October 19, 2010 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 150,686,033 shares of the Company's common stock, par value $0.00125 per share (the "Common Stock"), were issued and outstanding. No shares of the Company's preferred stock, par value $0.00125 per share, were issued and outstanding. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.

        These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2009 were mailed on or about October 27, 2010 to all stockholders entitled to vote at the Annual Meeting.

Q:
What is the purpose of the Annual Meeting?

A:
To vote on the following proposals:

•
To elect Thomas J. Toy as a Class I Director to serve for a term expiring on the date on which the Company's annual meeting of stockholders is held in the year 2013;

•
To ratify and approve the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010; and

•
To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:
What are the Board of Directors' recommendations?

A:
The Board recommends that you vote your shares:

•
"FOR" the election of Thomas J. Toy as a Class I Director; and

•
"FOR" the ratification and approval of the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the Company's independent registered public accounting firm for the 2010 fiscal year.

  Each proxy also gives each of the proxy holders discretionary authority to vote your shares in accordance with his or her judgment with respect to all additional matters that might come before the Annual Meeting.

Q;
Who is entitled to vote at the Annual Meeting?

A:
Stockholders Entitled to Vote. Stockholders who our records show owned shares of UTStarcom Common Stock as of the close of business on the Record Date (October 19, 2010) may vote at the Annual Meeting.

  Registered Stockholders.    If your shares are registered directly in your name with UTStarcom's transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being provided to you directly by UTStarcom. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, or to vote in person at the Annual Meeting.

  Street Name Stockholders.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name." These proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker, bank or other nominee's procedures for obtaining a legal proxy. Your broker, bank or other nominee has provided a voting instruction card for you to use.

Q:
How many votes do I have?

A:
On each proposal to be voted upon, you have one vote for each share of Common Stock of the Company you own as of the Record Date.

Q:
How may I obtain a separate set of proxy materials or Proxy Statement?

A:
If you share an address with another stockholder, previously consented to receiving one copy of the Proxy Statement on a voter instruction card submitted for last year's annual meeting of stockholders and do not participate in electronic delivery of proxy materials, only one copy of this Proxy Statement is being delivered to you. A stockholder at a shared address who received a single copy of this Proxy Statement may request a separate copy either by calling the number provided below or by mailing a written request to the address below:

Corporate Secretary; Assistant General Counsel
UTStarcom, Inc.
P.O. Box 14838
Oakland, California 94614
510-864-8800

  The Company will promptly mail a separate copy of this Proxy Statement upon such request, but any such request should be made as soon as possible to ensure timely delivery.

  Stockholders who share an address and received multiple copies of this Proxy Statement may also request that a single copy of future proxy statements be delivered by filling out the applicable section of the voter instruction card for the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or other nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or other nominee.

  By Internet:    Stockholders of record with Internet access may submit proxies by following the "Vote by Internet" instructions on their proxy cards until 1:00 a.m., Central Time, on December 12, 2010. Most stockholders who hold shares beneficially in street name may vote by accessing the web site specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for Internet voting availability.

  By Telephone:    Stockholders of record who live in the United States, Canada or Puerto Rico may submit proxies by following the "Vote by telephone" instructions on their proxy cards until 1:00 a.m., Central Time, on December 12, 2010. Most stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or other nominees. Please check the voting instruction card for telephone voting availability.

  By Mail:    Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

Q:
Can I change my vote?

A:
For shares that you hold of record, you may change your proxy at any time prior to the proxy being used at the Annual Meeting by (i) delivering to the Corporate Secretary of the Company at UTStarcom, Inc., P.O. Box 14838, Oakland, California 94614, Attention: Corporate Secretary; Assistant General Counsel, a written notice of revocation or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person. The mere presence at the Annual Meeting of a stockholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted "FOR" the election of Thomas J. Toy as a Class I Director, "FOR" Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, and, as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holders. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee following the instruction they provided or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
The quorum requirement for holding the Annual Meeting and transacting business is that holders of a majority in voting power of the Common Stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, as of the Record Date, must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:
What is the voting requirement to approve each of the proposals?

A:
In the election of directors, a director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote "FOR" a director must exceed the number of votes "AGAINST" a director. If a nominee for director fails to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Corporate Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

  The proposal to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the Company's independent registered public accounting firm requires the affirmative "FOR" vote of a majority of the total number of shares present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

Q:
How are votes counted?

A:
In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN." Abstentions with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors.

  For the proposal to ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as the Company's independent registered public accounting firm, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to "ABSTAIN," the abstention has the same effect as a vote "AGAINST" such proposal.

  If you provide specific instructions with regard to certain proposals, your shares will be voted as you instruct on such proposals.

Q:
What is the effect of broker non-votes?

A:
If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. At this Annual Meeting, none of the proposals is subject to broker non-votes. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any proposal being voted on at the Annual Meeting.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
This solicitation is made by the Company, and all costs associated with soliciting proxies will be borne by the Company. We have retained Alliance Advisors LLC to assist with the solicitation for an estimated fee of $6,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

Q:
What is the deadline for submission of stockholder proposals for consideration at the 2011 annual meeting of stockholders?

A:
Stockholder Proposals Other Than Nomination of Directors

  The Company currently expects the 2011 annual stockholders meeting (the "2011 Annual Meeting") to be held on or around June 24, 2011. Because the date of the 2011 Annual Meeting will be more than 30 days before the anniversary of the 2010 Annual Meeting, shareholder proposals must be received by the Corporate Secretary no later than the close of business on April 25, 2011 to be eligible for inclusion in the proxy statement for the 2011 Annual Meeting. Such proposals also must comply with the other provisions of Rule 14a-8 and additional applicable Securities and Exchange Commission ("SEC") rules regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Notice of such proposals should be addressed to:

Corporate Secretary; Assistant General Counsel
UTStarcom, Inc.
P.O. Box 14838
Oakland, California 94614

  Given that the 2011 Annual Meeting (the "2011 Annual Meeting Date") is expected to be more than 30 days before the anniversary of the 2010 Annual Meeting, the Board shall determine an appropriate date by which notice of a stockholder proposal that is not intended to be included in the Company's proxy statement must be received by the Company (the "Notice Deadline"). The Company will publicize the Notice Deadline at least ten (10) days prior to the Notice Deadline via either a filing pursuant to the Exchange Act or a press release. For a stockholder proposal that is not intended to be included in the Company's proxy statement under Rule 14a-8, the stockholder must give timely notice to the Corporate Secretary in accordance with the Company's Bylaws, which such notice must include the information required by the Bylaws.

  Nomination of Director Candidates

  The Company's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must provide the information required by the Bylaws. To nominate directors for election at the 2011 Annual Meeting, the stockholder making such nomination must give timely notice to the Corporate Secretary in accordance with the Bylaws, which must be received by the Corporate Secretary not less than one hundred twenty (120) days prior to the date of the 2011 Annual Meeting.

  However, in the event the Company fails to publicize the 2011 Annual Meeting Date at least one hundred thirty (130) days prior to the 2011 Annual Meeting, notice by a stockholder must be received by the Corporate Secretary within ten (10) days of:

  •
  the first public disclosure of the 2011 Annual Meeting Date by the Company, or

  •
  the date the notice of the 2011 Annual Meeting Date is mailed to the Company's stockholders.

  We currently expect our 2011 Annual Meeting will be held on or around June 24, 2011. As such, a stockholder must provide notice to the Corporate Secretary of a director nomination by February 24, 2011.

  Copy of Company Bylaws:    Copies of the provisions of the Bylaws governing the form and delivery requirements of stockholder nominations or proposals may be obtained by sending an email request to the Company's investor relations department at investorrelations@utstar.com. A copy of the entire Bylaws is available via the link titled "Corporate Governance" on the Company's website at http://investorrelations.utstar.com/governance.cfm.

Q:
What if I have questions about lost stock certificates or need to change my mailing address?

A:
You may contact our transfer agent, Computershare Trust Company, N.A., by telephone at 781-575-2879 or by going to the Computershare website at http://www.computershare.com/investor and clicking the "Contact Us" tab at the top of the page if you have lost your stock certificate or need to change your mailing address.

 FORWARD-LOOKING STATEMENTS

        This Proxy Statement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in our periodic reports on Form 10-Q and current reports on Form 8-K.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

        The authorized number of directors of the Company is currently set at seven. The Company's Certificate of Incorporation provides that directors shall be divided into three classes, with the classes serving for staggered, three-year terms (or less if they are filling a vacancy). Currently the Board is comprised of two Class I Directors, three Class II Directors and two Class III Directors. The Company's Class II Directors, Jack Lu, Baichuan Du, and Xiaoping Li, will hold office until the 2011 annual meeting or until the Class II Director's successor has been duly elected and qualified. The Company's Class III Directors, William Wong and Hong Liang Lu, will hold office until the 2012 annual meeting or until the Class III Director's successor has been duly elected and qualified.

        The Company's Bylaws provide that the Board of Directors may set the number of directors at a minimum of six and a maximum of eight members. The Board of Directors has determined that, effective upon the holding of the Annual Meeting, the authorized number of directors of the Company shall be decreased from seven to six directors, comprised of one Class I Director, three Class II Directors and two Class III Directors.

Nominee

        The Company's nominee for election as the Class I Director at this Annual Meeting is Thomas J. Toy, a current Class I Director. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has approved, the nomination of Thomas J. Toy.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's nominee for the Class I Director, Thomas J. Toy, who will hold office until the 2013 annual meeting or until his successor has been duly elected and qualified. The Company expects that Mr. Toy will be able to serve if elected.

        In the event that Mr. Toy becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board to fill the vacancy.

Required Vote

        A director must be elected by a majority of the votes cast, meaning that the number of shares entitled to vote on the election of directors and represented in person or by proxy at the Annual Meeting casting their vote "FOR" a director must exceed the number of votes "AGAINST" a director. Abstention votes with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting but will have no other legal effect upon election of directors. You may not cumulate your votes for the election of directors. If a nominee for director fails to receive the required number of votes for election, he or she is required to tender his or her resignation to the Board. In such a case, the Nominating and Corporate Governance Committee of the Board has the option of accepting or declining such resignation, considering any factors that the Committee deems relevant.

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS VOTING
"FOR" THE NOMINEE SET FORTH HEREIN.

 INFORMATION ABOUT OUR BOARD OF DIRECTORS

Our Directors and Nominee

        The names of the current Class I Directors (including the Class I Director nominee), and Class II and Class III Directors with unexpired terms, their ages as of September 30, 2010 and certain other information are set forth below:

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors:
Thomas J. Toy(1)	55	Chairman of the Board	1995	2010
Bruce J. Ryan	67	Director	2008	2010
Class II Directors:
Xiaoping Li	46	Director	2010	2011
Jack Lu	47	Director, Chief Executive Officer and President	2010	2011
Baichuan Du	64	Director	2010	2011
Class III Directors:
William Wong	51	Director	2010	2012
Hong Liang Lu	55	Director	1991	2012

(1)
Mr. Toy is the Company's nominee to serve as a Class I Director until the Company's 2013 annual meeting of stockholders or until his successor has been duly elected and qualified.

        Except as set forth below, each nominee or incumbent director has been engaged in his principal occupation described below during the past five years. There are no family relationships between any of our directors or executive officers.

        Thomas J. Toy has served as a director since February 1995 and became our Lead Director in July 2008 until August 2009. He was our Chairman from January 2007 to July 2008 and became Chairman again in August 2009. Since March 1999, Mr. Toy has served as Managing Director of PacRim Venture Partners, a professional venture capital firm specializing in investments in the information technology sector. He has served as a Venture Partner/Advisor for ICCP Ventures since 2009. From 2005 until 2010, Mr. Toy served as a partner of SmartForest Ventures, a professional venture firm specializing in the information technology sector. From 1987 until 1992, Mr. Toy was employed as a Vice President at Technology Funding and was a partner there from 1992 until 1999. Mr. Toy also served as a director of White Electronic Designs Corporation from 1998 to 2010 and currently serves as a director of Solarfun Power Holdings and several private companies. Mr. Toy holds B.A. and M.M. degrees from Northwestern University.

        Mr. Toy's service on several other boards of directors over his career, and his service on our board since 1995, has provided him with significant board-level experience, as well as valuable insight and institutional knowledge of our history and development. As a result, Mr. Toy is able to provide our management team and board of directors with essential strategic, operational and corporate governance guidance.

        Bruce J. Ryan has served as a director since April 2008. Mr. Ryan is currently a private consultant. From February 1998 to November 2002, he served as Executive Vice President and Chief Financial Officer of Global Knowledge Network, a provider of information technology and computer software training programs and certifications. From 1994 to 1998, Mr. Ryan served as the Executive Vice President and Chief Financial Officer of Amdahl Corporation, a provider of information technology solutions. Mr. Ryan previously had a 25-year career at Digital Equipment Corporation, where he served in various executive positions, including Senior Vice President of the financial services, government and professional services business group. Mr. Ryan also serves as a director of KVH Industries, Inc. and two private companies. Mr. Ryan holds a B.S. in business administration from Boston College and an M.B.A. from Suffolk University.

        The Board selected Mr. Ryan to serve as a director because he brings to the Board a deep knowledge of accounting and financial issues. Through his experience with large technology companies, Mr. Ryan has developed knowledge of the complex issues facing global companies today. Mr. Ryan's term as a Class I Director will expire upon the holding of the Annual Meeting.

        Xiaoping Li was appointed as a director effective September 7, 2010. Mr. Li began working to establish Beijing E-Town International Investment and Development Co., Ltd. ("BEIID") in October 2008 and since February 2009 when BEIID was formed, Mr. Li has served as its Executive Deputy General Manager and as a member of its Board of Directors. Mr. Li served as Manager of Beijing Economic-Technological Investment & Development Co., Ltd., an investment company established by the Beijing Municipality, from October 2006 to October 2008. Mr. Li was an Advisor to Ministry of Finance on international finance organization projects from July 2004 to October 2006. Mr. Li was a senior researcher in environmental economics at Chinese Academy of Forestry from August 2001 to July 2004. Mr. Li holds a bachelor's degree in forestry, a master's degree in forest economics and has completed all the course requirements to be awarded a doctorate degree in economy and management from Beijing Forestry University. Mr. Li is the designee of BEIID which will have the right to designate one member of the Board of Directors.

        Mr. Li offers a deep understanding of the business climate in China and the economic variables that will influence UTStarcom as it conducts business in China. Mr. Li is a skilled advisor who makes a strong contribution to the diversity of perspectives on the Board.

        Jack Lu was appointed as a director effective September 7, 2010. From March 2010 until his appointment as the Company's Chief Executive Officer and President in September 2010, Mr. Lu served as Senior Vice President and Chief Operating Officer. From August 2008 until joining UTStarcom, Mr. Lu worked as an entrepreneur seeking to establish a RMB denominated investment fund to invest in high technology companies in southwest China. From July 2007 to July 2008, Mr. Lu served as Global Co-Chief Operating Officer and General Manager of China Operations for Source Photonics, Inc., an optoelectronics components company. From September 2001 until June 2007, he served in a number of senior management positions, including most recently as President and Chief Executive Officer from January 2007 to June 2007 and Chief Operating Officer from June 2006 to December 2006, with Fiberxon Inc., an optical telecommunications components company, which was acquired by MRV Communications Inc., a communications equipment and services company, in July 2007. From 2000 until 2001, Mr. Lu served as Director of Business Strategy Development for US Business Networks Inc. (MeetChina.com), a business-to-business portal provider. From 1988 to 1998, Mr. Lu served in a number of management positions with China National Technical Import and Export Corporation, an import/export, manufacturing and consulting firm. Mr. Lu received a B.S. in Electrical Engineering from Huazhong University of Science and Technology in China and holds an M.B.A. from the University of Southern California.

        With broad leadership experience at global technology companies, Mr. Lu brings to the Board first-hand experience in successfully leading and managing large and complex organizations in the technology industry. In particular, Mr. Lu's operational expertise in the technology industry and multinational companies operating in China provides the Board with a perspective readily applicable to UTStarcom's business.

        Baichuan Du was appointed as a director effective September 7, 2010. Mr. Du served as the Deputy Chief Engineer of China State Administration of Radio, Film, and Television ("SARFT") from 2001 to 2006. From 1995 to 1998, Mr. Du served as the Chair of China HDTV Experts Group and from 1998 to 2009, the Vice Chairman of China Radio and TV Standardization Working Group. He

has also served as the Vice Chairman of SARFT Science and Technology Committee since 1998. From 1999 to 2001, Mr. Du served as the President of SARFT Academy of Broadcasting Science. From 2007 to 2009, Mr. Du served as a director of Tvia, Inc., a fabless semiconductor company listed on NASDAQ, and Mr. Du currently serves as an independent director on the board of several private companies. Mr. Du holds bachelor and master's degrees in fiber optic communications from Beijing University.

        The Board selected Mr. Du to serve as a director because of his experience in the telecommunication industry, as well as his knowledge of the Chinese market. Further, Mr. Du's education and experience provides the board with technical expertise that is relevant to the UTStarcom technology.

        William Wong has served as a director since September 7, 2010. Since January 2008, Mr. Wong has served as Managing Director of Yellowstone Capital Group Ltd., a consulting firm. From February 2002 to May 2007, Mr. Wong served various roles as Senior VP, President of Cellon International, an independent mobile phone design house. In July 2007, Mr. Wong co-founded BORQS International Holding Corp, a wireless software company. Mr. Wong holds a B.S. in electrical engineering from Northwestern University, an M.S. in electrical engineering and M.B.A. from the University of California, Berkeley.

        Mr. Wong offers financial, technological and industry expertise. Additionally, his work experiences allowed him to become familiar with the challenges faced by companies in similar standing to UTStarcom and the best practices in dealing with those challenges.

        Hong Liang Lu has served as a director since June 1991 and served as the Chairman from March 2003 to December 2006 and from July 2008 to August 2009. Mr. Lu served as President and Chief Executive Officer from June 1991 to July 2007 and as Chief Executive Officer again from July 2007 to July 2008. In June 1991, Mr. Lu co-founded UTStarcom, Inc. under its prior name, Unitech Telecom, Inc., which subsequently acquired StarCom Network Systems, Inc. in September 1995. From 1986 through December 1990, Mr. Lu served as President and Chief Executive Officer of Kyocera Unison, a majority-owned subsidiary of Kyocera International, Inc. Mr. Lu served as President and Chief Executive Officer of Unison World, Inc., a software development company from 1983 until its merger with Kyocera in 1986. From 1979 to 1983, Mr. Lu served as Vice President and Chief Operating Officer of Unison World, Inc. Mr. Lu holds a B.S. in Civil Engineering from the University of California at Berkeley.

        Mr. Lu's long history with UTStarcom provides him deep institutional knowledge of the Company's history, technology and strategy. Further, his extensive experience at UTStarcom and other large technology companies provide the Board with key insight into relevant industries.

The Company's Director Nomination Process

        The Board's process for identifying and evaluating nominees for director consists mainly of evaluating candidates who are recommended by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends nominees for election or reelection to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles set forth in the Nominating and Corporate Governance Committee Charter and the Company's Corporate Governance Principles, as set forth below, or otherwise approved by the Board. In evaluating candidates to determine if they are qualified to become members of our board of directors, the Nominating and Corporate Governance Committee looks for the following attributes, among others: the candidate's judgment, skill, diversity and experience with other organizations of comparable purpose, complexity and size; the interplay of the candidate's experience with the experience of other Board members; the extent to which the candidate would be a desirable addition to the Board; whether or not the candidate has any relationships that might impair his or her independence; and the candidate's experience, perspective, skills and knowledge of our industry. In addition, qualities sought in directors include high ethical standards, sound integrity, an inquisitive nature, a strong commitment to make decisions and take actions guarding the long term interests of shareholders, seasoned judgment, a record of outstanding skills and accomplishments in their personal careers, and the ability and desire to communicate and participate actively in board and committee sessions. Although the Nominating and Corporate Governance Committee uses these and other criteria to evaluate potential nominees, there are no stated minimum criteria for nominees.

        The Board may also, on a periodic basis, solicit ideas for possible candidates from a number of sources, including current members of the Board, senior Company executives, individuals personally known to members of the Board, stockholders and one or more third-party search firms.

        The Nominating and Corporate Governance Committee's policy is that stockholder nominations of director candidates will be given the same consideration and evaluated with the same criteria as any other candidate. For more information on stockholder nominations of director candidates, please see the section titled "Nomination of Director Candidates" under the question "What is the deadline for submission of stockholder proposals for consideration at the 2011 annual meeting of stockholders?" above. The form and delivery requirements of such stockholder nominations must comply with the relevant provisions of the Company's Bylaws, a copy of which may be obtained by sending an email to the Company's investor relations department at investorrelations@utstar.com. A complete copy of the Bylaws is also available on the Company's website in the "Corporate Governance" section.

Stockholder Communications with the Board of Directors

        The Board of Directors has established a process for stockholders to communicate with members of the Board. All concerns, questions or complaints regarding the Company's compliance with any policy or law, or any other Board-related communication, should be directed to the Board via the link titled "Email Board of Directors" at http://investorrelations.utstar.com/governance.cfm. All substantive and appropriate communications received from stockholders will be received and reviewed by one or more independent directors, or officers acting under their direction, who will forward such communications to the Board or particular Board committees, as appropriate.

Board Attendance, Director Independence and Financial Sophistication

        The Board held a total of 24 meetings during the year ended December 31, 2009. During 2009, each of the directors attended 75% or more of the aggregate number of meetings of the Board and the committees of the Board on which the director served subsequent to becoming a director or a member of such committee. The Board's policy is to encourage directors to attend the Company's annual meeting of stockholders. Three directors attended the 2009 annual meeting of stockholders.

        Of the Company's incumbent directors, including the director standing for reelection, Messrs. Ryan, Toy, Du and Li have been determined by the Board to be independent as set forth in Rule 5605(a)(2) of the NASDAQ Listing Rules, as currently in effect. In addition, the Board has also determined that Messrs. Ryan, Toy and Li possess the attributes to be considered financially sophisticated for purposes of applicable NASDAQ Listing Rules and that Messrs. Ryan and Toy each has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC and required by the NASDAQ Listing Rules.

        The Board has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The Board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

        In making its independence determinations, the Board considered transactions between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the Board for consideration. In making its determination that a non-employee director is independent, the Board considered the transactions in the context of the NASDAQ standards, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

        The Board's independence determinations included a review of the transactions between the Company and BEIID, of which Mr. Li is the executive deputy general manager, and also between the Company and the Management Committee of Beijing Economic and Technology Development Zone, an affiliate of BEIID (for the relocation of the Company's headquarters to China). The Board determined that the transactions did not impair Mr. Li's independence.

Board Leadership Structure

        Currently, the roles of Chief Executive Officer and Chairman are held by Jack Lu and Thomas J. Toy, respectively. The Board believes that the separation of these roles best utilizes the respective skills and qualifications of Messrs. Lu and Toy and permits each of them to focus his time and efforts on the demands of his particular role. As Chief Executive Officer, Mr. Lu's responsibilities include setting the strategic direction of the Company, overseeing the management and operation of the business, and providing guidance and oversight to senior management. As the Chairman of the Board, Mr. Toy presides at all meetings of the Board, sets the agenda for such meetings and exercises and performs such other powers and duties as may from time to time be assigned by the Board. Notwithstanding the current separation of the roles of Chief Executive Officer and Chairman, the Board may, in the future, deem it appropriate to have one individual fill both such roles in light of the Company's leadership needs.

        In the past, the Board has appointed a Lead Director whose responsibilities include, among other things, facilitating communications among directors, chairing an executive session of the independent directors at regularly scheduled meetings as required by Nasdaq Listing Rule 4350(c)(2), and overseeing processes established for stockholder communication with members of the Board. Thomas J. Toy served as the Lead Director from July 2008 to August 2009.

        We believe that our independent Board committees and their respective chairs are an important aspect of our Board leadership structure. As described in more detail below, the Board has four standing committees. Each chairman and each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is an independent director. The Board delegates substantial responsibility to each Board committee, which reports its activities and actions back to the full Board.

Risk Oversight

        The Board, as a whole and through its committees, is responsible for overseeing the Company's risk management. With the oversight of the Board, our executive officers are responsible for the day-to-day management of the material risks the Company faces. In its oversight role, the Board is responsible for monitoring and assessing the effectiveness of the risk management processes designed and implemented by the executive officers. The involvement of the full Board in setting our business strategy is a key part of its oversight of risk management and allows the Board to identify particular areas of risk for the Company, assess and determine what constitutes an appropriate level of risk for the Company and review and consider management's role in risk management. The full Board regularly receives updates from management and outside advisors regarding certain risks the Company faces, including risks related to litigation and corporate governance.

        In addition, each committee of the Board of Directors oversees certain aspects of risk management. For example, our Audit Committee is responsible for overseeing the management of risks associated with the Company's financial reporting, accounting and auditing matters; our Compensation Committee oversees our management succession planning and the relationship between our compensation policies and programs and our risk management; and our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence, conflicts of interest, board composition and organization, and director succession planning. Our committees of the Board regularly report their findings to the full Board.

Board Committees and Related Functions

        The principal standing committees of the Board are the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. Each of committees consists solely of non-employee, independent directors. From time to time, the Board may form a special committee or subcommittee of a standing committee to focus on specific matters.

  Audit Committee

        The Audit Committee of the Board is a separately-designated, standing committee of the Board of Directors and currently consists of three members of the Board of Directors, all of whom: (1) meet the criteria for "independence" set forth in rule 10A-3(b)(1) under the Exchange Act, as amended, and the listing standards of the NASDAQ Stock Market; (2) have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. The members of the Audit Committee are Mr. Ryan, who chairs the committee, and Messrs. Li and Toy. The Audit Committee held 13 meetings during 2009. Messrs. Ryan and Toy have been determined by the Board to qualify as "audit committee financial experts" under applicable SEC and NASDAQ rules.

        The Audit Committee, among other duties and responsibilities, (i) reviews and approves the annual appointment of the Company's independent registered public accounting firm, (ii) discusses and reviews in advance the scope and fees of the annual audit, (iii) reviews the results of the audit with the independent registered public accounting firm and discusses the foregoing with the Company's management, (iv) reviews and approves non-audit services of the independent registered public accounting firm, (v) reviews compliance with the Company's existing major accounting and financial reporting policies, (vi) reviews and approves all related party transactions that would require disclosure pursuant to the rules of the SEC and the policies and procedures related to such transactions, and (vii) provides oversight and monitoring of the Company's management and their activities with respect to the Company's financial reporting process. In connection with the execution of the responsibilities of the Audit Committee, including the review of the Company's quarterly earnings reports prior to public release, Audit Committee members communicated throughout 2009 with the Company's management and the independent registered public accounting firm.

        The Board has approved an Audit Committee Charter which is reviewed at least annually, periodically revised (most recently on July 26, 2007), and is available on the Company's website at http://investorrelations.utstar.com/governance.cfm.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee currently consists of three members of the Board of Directors, all of whom are "independent" in accordance with the rules of the NASDAQ Stock Market. The current members of the Committee are Mr. Li, who chairs the committee, and

Messrs. Ryan and Toy. The Nominating and Corporate Governance Committee held 10 meetings during the 2009.

        The Nominating and Corporate Governance Committee's responsibilities include the selection of director nominees for the Board and the development and annual review of the Company's governance principles. The Nominating and Corporate Governance Committee also (i) assists the Board by actively identifying individuals qualified to become Board members, (ii) recommends director nominees to the Board for election at the next annual meeting of stockholders, (iii) recommends chairs and members of each committee to the Board, (iv) monitors significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, (v) leads the Board in its annual performance self-evaluation, including establishing criteria to be used in connection with such evaluation, (vi) reviews Board compensation and recommends to the Board any changes in Board compensation, (vii) oversees compliance with the Company's Code of Business Conduct and Ethics, and (viii) develops and recommends to the Board and administers the corporate governance guidelines of the Company.

        The Nominating and Corporate Governance Committee is also responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. This assessment includes issues of diversity in numerous factors, including independence, operational experience as a senior executive, business judgment, age, understanding of the industry, willingness to mentor, personal network, and international perspective. Additional criteria include a candidate's personal and professional credibility, integrity and prestige, and his or her ability to blend with the Company's Board dynamics, as well as his or her willingness to devote sufficient time to attend meetings of the Board. The Nominating and Corporate Governance Committee reviews these factors and others deemed useful in the context of an assessment of the perceived needs of the Board at a particular point in time. As a result, the priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends, in addition to the portfolio of skills and experience of current and prospective directors.

        The Board has adopted a charter of the Nominating and Corporate Governance Committee, addressing the nominations process and such related matters as may be required under federal securities laws and applicable NASDAQ rules. A copy of the Nominating and Corporate Governance Committee Charter, which is reviewed at least annually and is periodically revised (most recently on February 18, 2009), is available on the Company's website at http://investorrelations.utstar.com/governance.cfm.

  Compensation Committee

        The Compensation Committee currently consists of four members of the Board of Directors, Mr. Toy, who chairs the committee, and Messrs. Ryan, Li and Du, all of whom are non-employee, outside directors in addition to being "independent directors" pursuant to the applicable NASDAQ rules. The Compensation Committee met 11 times during 2009.

        The purpose of the Compensation Committee is to (i) approve and oversee the total compensation package for the Company's executives, including their base salaries, incentives, deferred compensation, equity-based compensation, benefits and perquisites, (ii) review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluate CEO performance, and determine CEO compensation based on this evaluation, (iii) review the CEO's performance evaluation of all executive officers and approve pay decisions, (iv) review periodically and make recommendations to the Board regarding any equity or long-term compensation plans, and (v) administer these plans.

        The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The charter is reviewed at least annually, periodically revised (most recently on October 28, 2009) by the Compensation Committee, and is available on the Company's website at http://investorrelations.utstar.com/governance.cfm. The charter generally provides the membership requirements, authority and duties of the Compensation Committee. The Compensation Committee is to consist of no fewer than three members, all of whom (i) meet the independence requirements of the NASDAQ Listing Rules, (ii) are "non-employee directors" under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are "outside directors" for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). During 2009, all members of the Compensation Committee met these criteria.

        UTStarcom's Human Resources department supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance. From time to time, the Compensation Committee may direct an external advisor to work with the Human Resources department to support management and the Compensation Committee in matters such as (i) peer group development, (ii) executive officer benchmarking, including pay-for-performance analyses and tally sheet preparation, and (iii) advising on pay levels and/or pay program design. Since May 2007, the Compensation Committee has used Compensia, Inc. from time to time as its independent outside compensation consultant. For a further description of the role of the compensation consultant in our compensation process, please see the section titled "Role of Compensation Consultant" in the Compensation Discussion and Analysis contained in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

        All members of the Compensation Committee during 2009 were independent directors in accordance with the applicable independence requirements of the NASDAQ Listing Rules, and none were employees or officers or former employees of the Company. During 2009, no executive officer of the Company served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company's Compensation Committee or Board.

Director Compensation for 2009

        Directors who are our employees receive no additional compensation for serving on the Board of Directors. In 2009, our non-employee directors received both cash and equity compensation as described below. In addition, we reimburse all directors for travel and other related expenses incurred in connection with our business, including attending stockholder meetings and meetings of the Board or any Board committee.

        The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by our non-employee directors for the year ended December 31, 2009.

  Cash Compensation

        Approximately one-third of the compensation paid to our non-employee directors is comprised of cash. During 2009, the non-employee directors' cash compensation was comprised of the following elements:

Type of Payment	Amount
Non-Executive Chairman of the Board (pro-rated and paid quarterly)	$250,000
Director Retainer (pro-rated and paid quarterly)	$50,000
Lead Director Fee	$70,000
Audit Committee Chair Fee	$12,500
Compensation Committee Chair Fee	$7,500
Nominating and Governance Committee Chair Fee	$7,500
Audit Committee Member Fee	$5,000
Compensation Committee Member Fee	$4,500
Nominating and Governance Committee Member Fee	$3,500
Credit towards Company Products	$1,000

*
The lead director fee was increased from $20,000 to $70,000 in May 2009. In September 2009, Thomas J. Toy, the lead director at the time, became non-executive chairman of the Board.

  Equity Compensation

        Approximately two-thirds of the compensation paid to our non-employee directors is comprised of equity: one-third of the aggregate value in stock options, and one-third of the aggregate value in restricted stock. The number of options and shares of restricted stock granted to each non-employee director during fiscal year 2009 is set forth below:

Name	Stock Options Granted (#)	Restricted Stock Granted (#)
Jeff Clarke	59,330	29,665
Larry D. Horner (1)	—(1)	—(1)
Allen Lenzmeier	59,809	29,904
Hong Liang Lu	—	264,182
Bruce J. Ryan	67,464	33,732
Thomas J. Toy	158,373	79,187

(1)
Mr. Horner resigned as of March 1, 2009 and did not receive any awards in 2009.

        Each stock option has an exercise price of $2.09 per share, equal to the closing price of the Company's Common Stock on the NASDAQ Stock Market on September 30, 2009, the date of grant. The options and restricted stock vest in equal, monthly installments over a 12-month period beginning on September 30, 2009. The grants were made pursuant to the 2006 Equity Incentive Plan ("2006 Plan") and are subject to the standard terms and conditions of the forms of restricted stock award and stock option agreements previously approved for use with the 2006 Plan and filed with the SEC.

        Each newly-elected or appointed non-employee director is eligible to receive an option award under the 2006 Plan to purchase 80,000 shares of Common Stock which would vest in equal installments of 25% per year on each of the four anniversaries of the date of grant. Any such grant would be made in accordance with the Company's Equity Award Grant Policy and Procedures more fully described in the Compensation Discussion and Analysis of this Proxy Statement.

        For further discussion with respect to change of control arrangements applicable to outstanding equity awards, please see the section titled "Change of Control Provisions in the Company's Equity Compensation Plans" under "Potential Payments upon Termination and Change of Control" contained in this Schedule.

        The following table further summarizes compensation paid to the non-employee directors during 2009:

Name	Fees Earned or Paid in Cash		Stock Awards ($)(1)		Option Awards ($)(2)		Total ($)
Jeff Clarke	67,625		62,000	(3)	66,616	(4)	196,241
Larry D. Horner (5)	—		—		—		—
Allen Lenzmeier	68,125		62,499	(6)	67,154	(7)	197,778
Hong Liang Lu	18,512	(8)	—		—		18,512
Bruce J. Ryan	76,125		70,500	(9)	75,749	(10)	222,374
Thomas J. Toy	232,483	(11)	165,501	(12)	177,821	(13)	575,805

(1)
This column includes the value of stock awarded to directors in 2009 based upon its grant date fair market value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718.

(2)
This column includes the value of options awarded to directors in 2009 based upon its grant date fair market value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718. A discussion of the valuation assumptions used for purposes of calculating the fair value of an option is included under Note 10 to our 2009 Consolidated Financial Statements that are part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(3)
Includes the grant date fair value for 29,665 shares of restricted stock approved for grant on September 30, 2009, with a grant date fair value of $62,000. As of December 31, 2009, Mr. Clarke had 22,249 shares of unvested restricted stock outstanding.

(4)
Includes the following fair values as of the applicable grant date: $66,616 for a stock option to purchase 59,330 shares of Common Stock granted under the 2006 Plan on September 30, 2009. As of December 31, 2009, Mr. Clarke had 277,456 options outstanding.

(5)
Mr. Horner resigned as of March 1, 2009 and did not receive any awards in 2009.

(6)
Includes the grant date fair value for 29,904 shares of restricted stock approved for grant on September 30, 2009, with a grant date fair value of $62,499. As of December 31, 2009, Mr. Lenzmeier had 22,428 shares of unvested restricted stock outstanding.

(7)
Includes the following fair values as of the applicable grant date: $67,154 for a stock option to purchase 59,809 shares of Common Stock granted under the 2006 Plan on September 30, 2009. As of December 31, 2009, Mr. Lenzmeier had 275,479 options outstanding.

(8)
Mr. Lu became a non-executive director in September 2009 after stepping down from the position of Executive Chairman in August 2009. This represents the fee paid for his services as a non-executive director during 2009.

(9)
Includes the grant date fair value for 33,732 shares of restricted stock approved for grant on September 30, 2009, with a grant date fair value of $70,500. As of December 31, 2009, Mr. Ryan had 25,299 shares of unvested restricted stock outstanding.

(10)
Includes the following fair values as of the applicable grant date: $75,749 for a stock option to purchase 67,464 shares of Common Stock granted under the 2006 Plan on September 30, 2009. As of December 31, 2009, Mr. Ryan had 172,849 options outstanding.

(11)
Includes a one-time special bonus of $16,500 granted by the board for Mr. Toy's leadership role during the Company's strategic transition period.

(12)
Includes the grant date fair value for 79,187 shares of restricted stock approved for grant on September 30, 2009, with a grant date fair value of $165,501. As of December 31, 2009, Mr. Toy had 59,390 shares of unvested restricted stock outstanding.

(13)
Includes the following fair values as of the applicable grant date: $177,821 for a stock option to purchase 158,373 shares of Common Stock granted under the 2006 Plan on September 30, 2009. As of December 31, 2009, Mr. Toy had 524,764 options outstanding.

Indemnification Agreements

        All of our directors are currently party to indemnification agreements with the Company. The form of indemnification agreement is filed as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of September 30, 2010 by (i) each person who is known to us to own beneficially more than 5% of our Common Stock, (ii) each current director of UTStarcom, (iii) each Named Executive Officer, and (iv) all of our current directors and executive officers as a group. Calculations are based on 150,686,033 shares of Common Stock issued and outstanding as of September 30, 2010.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percent of Total Outstanding(2)
Entities affiliated with Softbank Corp.(3)	14,651,630	9.7%
E-Town International Holding (Hong Kong) Co. Limited(4)	11,363,636	7.5%
Shah Capital Management(5)	8,004,957	5.3%
Hong Liang Lu(6)	2,588,762	1.7%
Jack Lu	0	*
Edmond Cheng(7)	10,700	*
Baichuan Du	0	*
Xiaoping Li	0	*
Bruce J. Ryan(8)	171,144	*
Thomas J. Toy(9)	858,949	*
William Wong	0	*
All current and proposed directors and executive officers as a group (8 persons)(10)	3,629,555	2.4%

*
Less than 1%.

(1)
Unless otherwise indicated, the address for all beneficial owners is c/o UTStarcom, Inc., P.O. Box 14838, Oakland, California 94614.

(2)
Under the SEC's proxy rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days of September 30, 2010 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Information based on Schedule 13G, Amendment No. 2, filed with the SEC on March 28, 2007 by Softbank Corp., Softbank America, Inc. and Softbank Holdings, Inc. Includes 14,651,630 shares registered in the name of Softbank America Inc., a Delaware corporation. Softbank America Inc. is a wholly owned subsidiary of Softbank Holdings Inc., a Delaware corporation. Softbank Holdings Inc. is a wholly owned subsidiary of Softbank Corp., a Japanese corporation. Softbank America Inc. has sole power to vote or direct the voting of the 14,651,630 shares and sole dispositive power over the 14,651,630 shares. The business address for these entities is c/o Softbank Corp., Tokyo Shiodome Blvd., 1-9-1, Higashishimbashi, Minato-ku, Tokyo 105-7303 Japan.

(4)
Information based on Schedule 13D, Amendment No. 1, jointly filed with the SEC on October 1, 2010 by E-Town International Holding (Hong Kong) Co., Limited ("E-Town") and BEIID. On

  September 7, 2010, pursuant to the Common Stock Purchase Agreement by and between the Company and BEIID dated February 1, 2010, as amended on April 30, 2010, June 4, 2010, July 7, 2010 and September 7, 2010 (the "BEIID Purchase Agreement"), BEIID purchased from the Company 11,363,636 shares of common stock. Prior thereto, in accordance with Section 6.10 of the Agreement (which provides that BEIID may assign its rights therein to any wholly-owned subsidiary so long as any such assignment shall not relieve BEIID of any liability thereunder), BEIID assigned its rights and obligations under the BEIID Purchase Agreement to E-Town, a wholly-owned subsidiary of BEIID (the "Assignment"), on September 3, 2010. Pursuant to the Assignment, the shares were issued in the name of E-Town. As the parent company of E-Town, BEIID has the power to direct the vote and the disposition of the shares held by E-Town. As a result, BEIID may be deemed to share power to direct the vote and the disposition of the shares held by BEIID. The business address of BEIID and E-Town is c/o Beijing E-Town International Investment & Development Co., Ltd. 6F, Bldg 61, BDA International Enterprise Avenue, No. 2 JingYuan North Street, BDA, Beijing, P. R. China.

(5)
Information based on Schedule 13D, Amendment No. 2, filed with the SEC on December 8, 2009 by Shah Capital Management. Includes 8,004,957 shares beneficially and jointly owned by Shah Capital Management. Shah Capital Management has the sole power to vote or direct the voting of the 8,004,957 shares and sole dispositive power over the 8,004,957 shares. The business address for Shah Capital Management is 8601 Six Forks Road, Suite 630, Raleigh, NC 27615.

(6)
Consists of 2,225,922 shares owned directly, 229,000 shares owned by The Lu Family Limited Partnership, of which Mr. Lu is a general partner, 80,775 shares registered in the name of Lu Charitable Remainder Trust, of which Mr. Lu is the trustee, 49,225 shares registered in the name of the Lu Family Trust of which Mr. Lu is a trustee and of which Mr. Lu and his spouse are beneficiaries, and 3,840 shares issuable upon exercise of options that are exercisable currently or within 60 days of September 30, 2010.

(7)
Consists of 10,700 shares owned directly by Mr. Cheng.

(8)
Consists of 33,226 shares owned directly and 137,918 shares issuable upon exercise of options that are exercisable currently or within 60 days of September 30, 2010.

(9)
Consists of 310,145 shares owned directly and 548,804 shares issuable upon exercise of options that are exercisable currently or within 60 days of September 30, 2010.

(10)
Consists of 690,562 shares issuable upon exercise of options that are exercisable currently or within 60 days of September 30, 2010.

 EXECUTIVE OFFICERS

        Our current executive officers and their ages as of September 30, 2010 are as follows:

Name	Age	Position
Jack Lu	47	Chief Executive Officer and President
Edmond Cheng	49	Senior Vice President, Chief Financial Officer

        Jack Lu has served as our Senior Vice President and Chief Operating Officer since March 2010. Mr. Lu was appointed our Chief Executive Officer and President effective September 7, 2010. From August 2008 until joining UTStarcom, Mr. Lu worked as an entrepreneur seeking to establish a RMB denominated investment fund to invest in high technology companies in southwest China. From July 2007 to July 2008, Mr. Lu served as Global Co-Chief Operating Officer and General Manager of China Operations for Source Photonics, Inc., an optoelectronics components company. From September 2001 until June 2007, he served in a number of senior management positions, including most recently as President and Chief Executive Officer from January 2007 to June 2007 and Chief Operating Officer from June 2006 to December 2006, with Fiberxon Inc., an optical telecommunications components company, which was acquired by MRV Communications Inc., a communications equipment and services company, in July 2007. From 2000 until 2001, Mr. Lu served as Director of Business Strategy Development for US Business Networks Inc. (MeetChina.com), a business-to-business portal provider. From 1988 to 1998, Mr. Lu served in a number of management positions with China National Technical Import and Export Corporation, an import/export, manufacturing and consulting firm. Mr. Lu received a B.S. in Electrical Engineering from Huazhong University of Science and Technology in China and holds an M.B.A. from the University of Southern California. Jack Lu will contribute significant leadership, operational and sales expertise in the technology industry in China and with multinational companies operating in China.

        Edmond Cheng joined the Company as its new Senior Vice President and Chief Financial Officer effective as of May 10, 2010. Immediately prior to joining UTStarcom, Mr. Cheng served as Chief Financial Officer of Changsha Zoomlion—Science & Technology Development Company, Ltd., a public company listed in the People's Republic China, from January 2009 to April 2010. From January 2007 to August 2008, Mr. Cheng served as Group Chief Financial Officer at PSA International PTE LTD. From April 2005 to May 2006, Mr. Cheng served as Chief Financial Officer of Titan Petrochemicals Group Limited, a Hong Kong listed company. From November 2000 to March 2005, he served as Vice President and Chief Financial Officer at Ingram Micro, Inc., a NYSE listed company. Prior to joining Ingram Micro, Mr. Cheng served as Vice President, Finance and Administration at Mallinckrodt Medical, Inc., a NYSE listed company, from January 1999 to October 2000. From October 1994 to December 1998, he served as director of Finance, ASEAN and South Asia at Hewlett-Packard Company. Prior to moving to Singapore in 1994, he spent 10 years in the US and held various finance positions at several companies including GTE Corporation, Compaq Computer Corporation and Applied Materials. Mr. Cheng holds a master's degree in Accounting and a bachelor's degree in Business Administration from University of Hawaii at Manoa.

 EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Governance of Executive Officer Compensation Program

Role of Compensation Committee

        The Compensation Committee determines the form and amount of compensation for our executive officers, including the Named Executive Officers, as defined below.

        The Compensation Committee is responsible for:

  •
  Approving and overseeing the total compensation package for our executive officers, including their base salaries, annual cash incentive awards, equity awards, perquisites, and other benefits;

  •
  Reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating his performance, and determining his compensation based on this evaluation;

  •
  Reviewing our CEO's performance evaluation of our executive officers and approving compensation decisions for them; and

  •
  Reviewing periodically and making recommendations to the Board of Directors regarding any equity or long-term compensation plans, and administering these plans.

        In addition, before he stepped down in August 2009, the Compensation Committee also reviewed and approved the corporate goals and objectives relevant to the compensation of our Executive Chairman, Hong Liang Lu, evaluated his performance, and determined his compensation based on that evaluation.

        The Compensation Committee operates pursuant to a charter http://investorrelations.utstar.com/governance that describes its specific duties and responsibilities.

        Typically, the Compensation Committee holds at least four scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation matters. In the first quarter of each year, typically in February, the Compensation Committee:

  •
  considers adjustments to the base salaries of our executive officers;

  •
  decides whether to pay bonuses to our executive officers for the prior year's performance and, if so, the amount of any such bonuses;

  •
  reviews and approves annual equity awards for our executive officers in accordance with our Equity Award Grant Policy (as defined below); and

  •
  reviews the level of perquisites and other benefits provided to each executive officer.

        As part of its annual compensation review, the Compensation Committee also evaluates (i) our corporate financial performance, (ii) the individual performance of each executive officer, and (iii) data about the market practices for executive compensation for positions comparable to those of each of our executive officers. In addition, our CEO reviews and discusses with the Compensation Committee the performance and contributions of each executive officer (other than for himself). Before he stepped down as Executive Chairman, Hong Liang Lu reviewed and discussed with the Compensation Committee the performance and contributions of our CEO. Although the Compensation Committee may discuss the performance and compensation package of our CEO with him, it meets in executive session to determine his compensation.

  Named Executive Officers

        The individuals who served as the Company's principal executive officer or principal financial officer during fiscal year 2009 as well as the other individuals listed below are referred to in this Proxy Statement as the "Named Executive Officers" or "NEOs."

Name	Age	Position
Peter Blackmore (1)	63	Chief Executive Officer and President
Kenneth Luk (2)	58	Senior Vice President and Chief Financial Officer
Viraj Patel (3)	47	Former Interim Chief Financial Officer, Vice President, Chief Accounting Officer & Corporate Controller
Susan Marsch (4)	53	Former Senior Vice President, General Counsel, Secretary, and Chief Ethics Officer
Hong Liang Lu (5)	55	Chairman of the Board
Mark Green (6)	42	Former Senior Vice President and Chief Financial Officer

(1)
Peter Blackmore left his position as Chief Executive Officer on September 7, 2010.

(2)
Kenneth Luk left his position as SVP and Chief Financial Officer on May 10, 2010. Mr. Luk joined the Company on December 16, 2009, replacing Mr. Patel, who was serving as our Interim Chief Financial Officer, Vice President, Corporate Controller, and Chief Accounting Officer.

(3)
Viraj Patel left his position as Chief Accounting Officer and Corporate Controller on February 26, 2010 in connection with our previously-announced plans to relocate certain corporate functions to China.

(4)
Susan Marsch left her position as SVP, General Counsel, Secretary and Chief Ethics Officer on December 31, 2009.

(5)
Hong Liang Lu left his position as Executive Chairman on August 3, 2009.

(6)
Mark Green left his position as SVP, Global HR & Real Estate on December 1, 2009.

  Process for Evaluating Named Executive Officer Performance and Compensation

        The Compensation Committee generally holds at least four scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues.

        In the first quarter of each fiscal year, generally in February, the Compensation Committee (i) considers any changes to executive officer base salaries, (ii) makes a determination whether any bonuses will be paid to our executive officers for the prior year's performance and to what extent, if any, (iii) reviews and approves annual equity grants for our executive officers in accordance with the Company's Equity Award Grant Policy (as defined below), and (iv) reviews the level of perquisites and benefits provided to each executive officer. As part of its annual process, the Compensation Committee meets to review and evaluate (i) Company performance, (ii) individual performance of each executive officer, and (iii) data related to market practices for executive compensation for each of our executive officers. During these meetings, our CEO reviews and discusses with the Committee the performance and contribution of each executive officer other than himself and the Chairman. He discusses each executive officer's achievement of strategic operational and financial goals. Our Chairman reviews and discusses with the Committee the performance and contribution of our CEO. While the Compensation Committee may discuss the performance and compensation package of our CEO and Chairman with each of them, it meets in executive sessions without them to determine their compensation. The Committee also has the opportunity to meet with each executive officer to discuss his or her performance during the prior fiscal year as well as goals for the current year.

        The Company's Human Resources department supports the Compensation Committee in its work. Additionally, the Compensation Committee engages a compensation consulting firm, whose services are described in further detail in the following section.

Role of Compensation Consultant

        For fiscal 2009, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to advise it on executive and equity compensation matters. Compensia reports directly to the Compensation Committee, and it has sole authority to hire, fire, and direct the firm's work. Compensia performed no other work for the Company in 2009 other than its work for the Compensation Committee.

        In 2009, Compensia assisted the Compensation Committee in updating the compensation peer group, developed compensation "tally sheets" for each Named Executive Officer, conducted a market pay assessment for each executive officer, and provided input on equity compensation and market trends. A representative from Compensia attends meetings of the Compensation Committee upon request.

        The "tally sheets" prepared by Compensia provided a comprehensive summary of each Named Executive Officer's compensation, including:

  •
  an estimate of projected compensation for 2009, including total target cash compensation and the total estimated value of equity awards, to be received by each Named Executive Officer;

  •
  a summary of the intrinsic value of all outstanding vested and unvested equity awards held by each Named Executive Officer at current stock prices; and

  •
  the potential payments and benefits in the event of an involuntary termination of employment or upon a change of control of the Company.

        These "tally sheets" provided the Compensation Committee with context for the decisions they made concerning total direct compensation and individual compensation elements. Although they did not necessarily drive decision making with regard to the specific elements of our executive compensation program, the "tally sheets" enabled the Compensation Committee to assess total direct compensation and the relationship of various compensation elements to each other. These "tally sheets" also provided context to the Compensation Committee's views on a variety of issues, such as changes to severance plans and employment agreements, special equity awards to promote retention, or changes in long-term variable equity incentives.

  Role of Executive Management in Compensation Evaluation Process

        Our CEO plays a significant role in the compensation setting process. Generally, he attends and participates in all Compensation Committee meetings (except executive sessions of the Compensation Committee or discussions involving his own compensation). The key aspects of our CEO's role include:

  •
  evaluating executive officer and other employee performance;

  •
  assisting in the establishment of corporate performance goals and objectives and the related target levels; and

  •
  recommending base salary levels and equity awards for our executive officers (other than for himself).

        The Compensation Committee considers, but is not bound to and does not always accept, our CEO's recommendations with respect to the compensation of our executive officers. While the Compensation Committee seeks input primarily from our CEO, it also consults with other executive officers, including our Chairman and our senior human resources personnel, to obtain recommendations with respect to our compensation programs, practices, and packages for executive officers and other employees. The Compensation Committee also has the opportunity, upon request, to meet with each executive officer to discuss his or her individual performance for the prior year. Other than participating in an annual evaluation process with our CEO and these discussions with the Compensation Committee the other Named Executive Officers do not play a role in their own compensation determinations.

        Our Human Resources Department supports the Compensation Committee in its work by providing compensation data as requested.

Executive Compensation Philosophy and Framework

  Compensation Objectives

        Our executive compensation program is designed to achieve three primary objectives:

  1.
  Be competitive with the market to attract, retain, and motivate the caliber of talent required to drive shareholder value;

  2.
  Create a high-performance culture by linking rewards to performance; and

  3.
  Apply reward practices in a fair and consistent manner.

  Competitive Positioning of Executive Compensation

        We used a group of peer companies to assess the competitiveness of the compensation practices for our executive officers in 2009. This peer group, the data for which was obtained from publicly available sources, was used to establish the competitive market for our Chief Executive Officer and Chief Financial Officer positions (the "Peer Group"). Because of the difficulty in identifying comparable positions at these peer companies for our other executive officer positions, we also reviewed the data with respect to technology companies reflected in the annual Radford High Technology Executive Survey (the "Radford Survey") to develop a sense of the competitive market for these positions The Compensation Committee compared its compensation decisions against its perspective of market practice as reflected by the Peer Group and the Radford Survey data when determining the compensation of our Chief Executive Officer and Chief Financial Officer and against the Radford Survey data when determining the compensation of our other executive officers.

        For 2009, the Compensation Committee selected the following 15 companies for inclusion in the Peer Group due to their being in related businesses and having comparable revenues (between $320 million and $1.7 billion) and a comparable market capitalization (between $60 million and $660 million) to us:

ADAC Telecommunications	Harmonic, Inc.
Agilysis	Harris Stratex Networks
Avocent	Powerwave Technologies
Black Box Network Services	RF Micro Devices
Ciena	Silicon Storage Technology
CTS	Sonus Networks
Emulex, Inc.	ViaSat, Inc.

Compensation of Named Executive Officers

        We use three primary pay elements to support our compensation objectives:

  •
  base salary;

  •
  an annual cash incentive award; and

  •
  equity awards.

        Collectively, these pay elements constitute the total direct compensation opportunity of our executive officers. In conducting its annual compensation review for 2009, the Compensation Committee was provided with an analysis of the compensation practices of the Peer Group and the technology companies reflected in the Radford Survey data. The Compensation Committee used this analysis to compare the total direct compensation opportunities of our executive officers against the competitive market for executive talent (which the Compensation Committee believed was between approximately the median and the 75th percentile of the Peer Group). The Compensation Committee determined that, to attract and retain qualified executive officers to manage our business in the current environment, it would be necessary to offer total direct compensation opportunities at levels that were consistent with the competitive market.

        The Compensation Committee set the target total direct compensation opportunities for our executive officers relative to the competitive market as reflected in the Peer Group for comparable positions. Ultimately, and consistent with our "pay-for-performance" philosophy, the actual compensation earned by our executives officers is based on actual corporate and individual performance. This result is enhanced by the Compensation Committee's decision to weight the majority of our executive officers' total direct compensation towards variable, or "at-risk," pay elements, which are designed to provide our executive officers with above market total compensation only to the extent that our corporate and individual performance objectives have been achieved or exceeded.

        Notwithstanding our "pay-for-performance" philosophy, our continuing lack of profitability has increased the Compensation Committee's concern about our ability to attract and retain qualified executive officers to lead our return to profitability. As a result, the Compensation Committee also took into consideration recruiting and retention concerns in setting executive compensation levels in 2009.

  Base Salary

        Base salary is the primary fixed component in our executive compensation program and is used to attract, motivate, and retain highly qualified executive officers. An individual's initial base salary is determined by his or her levels of expertise, experience and responsibility, as well as the competitive market as reflected in the Peer Group. Annual base salary increases, if any, are a reflection of the executive officer's performance for the preceding year, anticipated future contributions, and pay level relative to similar positions in the Peer Group (as it may be revised from time to time). We also take into consideration internal equity with respect to the entire executive team.

        In February 2009, after consideration of corporate and individual performance, as well as a review of competitive market practices for executive compensation within the Peer Group, the Compensation Committee determined that it would make no adjustments to the base salaries for any of our executive officers, including the Named Executive Officers, for 2009.

        In March 2009, our CEO and our Executive Chairman agreed to voluntary and temporary base salary reductions of 20% for a one-year period. Notwithstanding this base salary reduction, each Named Executive Officer's base salary, as in effect immediately prior to this reduction, was deemed and continued to be his base salary for all other purposes under our benefit and personnel plans, programs, and policies, including, without limitation, bonuses, equity awards, severance payments, change in control payments, and any other benefits.

  Annual Cash Incentive Awards ("Bonus")

        Consistent with our "pay-for-performance" philosophy, we offer annual cash incentive awards to our executive officers, including the Named Executive Officers, based on their performance against one or more pre-established corporate and individual performance objectives.

  Target Award Opportunities

        During 2009, each of our executive officers, including the Named Executive Officers (with the exception of Mr. Luk), was eligible to earn an annual cash incentive award equal to a specific percentage of his or her base salary. These amounts, which were unchanged from 2008 levels, were as follows:

Named Executive Officer	Target Annual Cash Incentive Award Opportunity (as a percentage of base salary)
Peter Blackmore	100%
Kenneth Luk	*
Viraj Patel	50%
Susan Marsch	50%
Hong Liang Lu	100%
Mark Green	65%

*
Mr. Luk's target annual cash incentive award opportunity was established when he joined us in December 2009. Accordingly, he was not eligible to earn an annual cash incentive award in 2009.

  Corporate Performance Objectives

        In April 2009, the Compensation Committee, based on the recommendations of our CEO, established and approved the corporate performance objectives for the first half of 2009 for the annual cash incentive awards. These corporate performance objectives involved achieving a specified improvement in operating income (adjusted for certain one-time costs) as well as bookings and collections targets for the first two fiscal quarters of 2009. The Compensation Committee believed that encouraging our executive officers to focus their efforts on these objectives would enable us to attain the financial performance reflected in our operating plan for the first half of 2009. The Compensation Committee further believed that the attainment of the target levels established for each of these corporate performance metrics were realistic but not easily achieved and, therefore, would drive the achievement of our short-term financial goals.

        The corporate performance objectives for first half of 2009 as approved by the Compensation Committee were as follows:

Corporate Performance Metric	Threshold (75%) Performance (in millions)	Target (100%) Performance (in millions)	Maximum (125%) Performance (in millions)	Weighting
Operating Income	*	($82.8)	($62.1)	1/3
Bookings	$260.55	$347.4	$434.5	1/3
Collections	$244.875	$326.5	$408.125	1/3

*
The Compensation Committee determined that there would be no payout with respect to any of the corporate performance objectives if the target performance level for the operating income performance objective was not achieved.

        In the case of the corporate performance objectives, if target performance for a metric was achieved, 100% of the target award payout opportunity applicable to that metric was payable. If threshold performance was not achieved, none of the target award payout opportunity applicable to that metric was payable. If threshold performance for that metric was achieved, 75% of the target award payout opportunity applicable to that metric was payable. If maximum performance for that metric was achieved or exceeded, 125% of the target award payout opportunity applicable to that metric was payable. For performance between the specified threshold, target, and maximum levels, an interpolated multiplier was used to calculate the amount payable with respect to each metric.

        In October 2009, the Compensation Committee, based on the recommendations of our CEO, established and approved the corporate performance objectives for the second half of 2009 for the annual cash incentive awards. These corporate performance objectives were similar to the objectives established for the first half of 2009, as we worked to improve our overall financial performance for the year. The Compensation Committee believed that the attainment of the target levels established for each of these corporate performance metrics were realistic but not easily achieved, and, therefore, would drive the achievement of our short-term financial goals.

        The corporate performance objectives for second half of 2009 as approved by the Compensation Committee were as follows:

Corporate Performance Metric	Threshold (75%) Performance (in millions)	Target (100%) Performance (in millions)	Maximum (125%) Performance (in millions)	Weighting
Operating Income	($48.75)	($39)	($29.25)	1/3
Bookings	$167.25	$223	$278.75	1/3
Collections	$156	$208	$260	1/3

        In the case of the corporate performance objectives, if target performance for a metric was achieved, 100% of the target award payout opportunity applicable to that metric was payable. If threshold performance was not achieved, none of the target award payout opportunity applicable to that metric was payable. If threshold performance for that metric was achieved, 75% of the target award payout opportunity applicable to that metric was payable. If maximum performance for that metric was achieved or exceeded, 125% of the target award payout opportunity applicable to that metric was payable. For performance between the specified threshold, target, and maximum levels, an interpolated multiplier was used to calculate the amount payable with respect to each metric.

        Even if the target corporate performance objectives were achieved in full, the Compensation Committee reserved the right, in its sole discretion, to decrease the award payout applicable to that metric. Similarly, the Compensation Committee retained the right, in its sole discretion, to make award payouts for any corporate performance metric or metrics in the event that significant and unanticipated external events prevented us from meeting one or more pre-established corporate performance objectives.

  Individual Performance Objectives

        The individual performance objectives for our executive officers, with the exception of our Executive Chairman, were jointly developed by each executive officer and our CEO. These individual performance objectives varied from individual to individual, depending on his or her role and responsibilities. Typically, these individual performance objectives included, for example, quantitative and qualitative goals for corporate acquisitions and divestitures, compliance, technology innovations, customer relations, improving market position, and cost management. These individual performance objectives were then reviewed and approved by the Compensation Committee.

        As with the corporate performance objectives, award payouts could range from 0% to 125% of target performance levels, depending on the degree to which each individual performance objective was met.

  Award Weightings

        For our CEO, 50% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and 50% was to be based on the completion of several strategic/operational initiatives (including a successful strategy review with the Board of Directors, successful execution of identified divestitures, compliance, benchmarking costs for business functions, and setting the ethics tone for the organization).

        For our Executive Chairman, 50% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above; and 50% was to be based on the completion of several strategic/operational initiatives (including a successful strategy review with the Board of Directors, successful execution of identified divestitures, identifying new business opportunities and setting the ethics tone for the organization).

        For Ms. Marsch, 50% of her target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and departmental expense results and 50% was to be based on the completion of several strategic/operational initiatives (including expanding awareness and compliance with code of conduct and ethics, reducing costs, aligning our intellectual property portfolio, and setting the ethics tone for the organization).

        For Mr. Patel, 55% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and departmental expense results and 45% was to be based on the completion of several strategic/operational initiatives (including timely filings, compliance, and benchmarking departmental costs).

        For Mr. Green, 50% of his target annual cash incentive award opportunity was to be based on the corporate performance objectives described above and department expense results and 50% was to be based on the completion of several strategic/operational initiatives (including leadership development, strategic staffing, supporting organizational evolution and restructuring, and setting the ethics tone for the organization).

  Award Decisions

        After the end of the year, each executive officer's performance against his or her individual performance objectives was assessed by our CEO. Our CEO then made recommendations to the Compensation Committee as to the payout for this individual performance component for each executive officer (other than for himself). While the Compensation Committee considered these recommendations in making award payouts, it determined the payouts for each executive officer based on its own evaluation of his or her performance, and its consideration of various subjective factors, such as its consideration of our "pay-for-performance" philosophy as well as recruiting and retention concerns.

        Based on these considerations, the Compensation Committee determined the following annual cash incentive awards for the Named Executive Officers:

Named Executive Officer	Annual Cash Incentive Award
Peter Blackmore	$529,600
Kenneth Luk	*
Viraj Patel	$90,668
Susan Marsch	**
Hong Liang Lu	**
Mark Green	**

*
Mr. Luk's target annual cash incentive award opportunity was established when he joined us in December 2009. Accordingly, he was not eligible to earn an annual cash incentive award in 2009.

**
Messrs. Lu and Green and Ms. Marsch left the company prior to the end of 2009. Accordingly, the Compensation Committee did not award them an annual cash incentive award for 2009.

  Equity Awards

        Equity compensation is a significant component of our executive compensation program. We believe this is an effective way to align the interests of our executive officers with those of our stockholders to increase long-term stockholder value. In designing our equity program, we take into account stockholder concerns about share usage and dilution. The Compensation Committee limits annual net issuances of stock based awards, subject to extraordinary events (for example, acquisitions). The Compensation Committee adjusts this target rate each year based on performance and retention objectives, taking into account market practices.

        In February 2009, the Compensation Committee granted our executive officers, including the Named Executive Officers, restricted stock unit awards, in the amounts set forth below. While some of these awards are subject to service-based vesting (as noted below), the majority of the awards are subject to performance based vesting requirements. Generally, the performance criteria for these equity awards are the same as the criteria discussed above for the 2009 annual cash incentive awards. The actual number of shares to be earned by each executive officer with respect to his or her performance based RSU award was to be determined by the Compensation Committee at the end of 2009, based on each executive officer's actual performance as measured against these performance criteria.

Named Executive Officer	Award Type	Number of Shares (Service- Based)*	Target Number of Shares (Performance- Based)**
Peter Blackmore	RSU	112,364
	RSU		224,727
Hong Liang Lu	RSU	88,061
	RSU		176,121
Viraj Patel	RSU	18,646
	RSU		37,293
Susan Marsch	RSU	33,333
	RSU		66,667
Mark Green	RSU	60,889
	RSU		121,778

*
The service-based RSU awards vest over four years as follows: 25% on each of February 26, 2010, February 28, 2011, February 29, 2012, and February 28, 2013, subject to the Named Executive Officer remaining a service provider through each such date.

**
The performance based RSU awards, if earned, vest as follows: 50% of the earned amount will vest on each of February 26, 2010 and February 28, 2011, provided that the Named Executive Officer remains a service provider through each such date.

        In granting these equity awards, the Compensation Committee reviewed and approved Compensia's proposed adjustments to its analysis of the competitive market as reflected by the Peer Group to reflect both the lag in current market data on equity awards as a result of the global economic recession and the significant reduction in our revenues resulting from the divestiture of our Personal Communications Division and other non-core businesses over the preceding 12 months. To account for these factors, the market value of the equity awards reported by the Peer Group was reduced by an amount equal to the median stock price decline (57%) of the Peer Group.

        In February 2010, the Compensation Committee determined the actual number of shares earned by the Named Executive Officers identified below from their restricted stock unit awards granted in February 2009 based on an evaluation of their performance against the pre-established objectives for the year, as follows:

Named Executive Officer	Target Number of Shares Covered by RSU Granted in February 2009	Actual Number of Shares Earned From RSU as determined in February 2010	Shares Earned as a Percentage of Target Shares Granted
Peter Blackmore	224,727	148,769	66.2%
Viraj Patel	37,293	37,293	100%

        In determining the number of shares earned by Mr. Patel, the Compensation Committee recognized his performance in various transition activities, including his work following his originally targeted employment termination date at the end of 2009. Pursuant to our severance arrangements with Mr. Patel, all of his outstanding equity awards fully vested and became exercisable upon his termination of employment effective February 26, 2010.

  Employment of Mr. Luk

        On December 16, 2009, Mr. Luk was named our Senior Vice President and Chief Financial Officer. The terms and conditions of his employment were set forth in a written offer letter. The negotiation of the terms of his employment was undertaken by our CEO, reviewed and recommended for approval by the Compensation Committee, and approved by the Board of Directors. For a summary of the material terms and conditions of his employment arrangements, see "Employment Contracts and Severance Agreements with Named Executive Officers" in this Proxy Statement.

        In filling this position, the Compensation Committee was aware that it would be necessary to recruit a candidate from outside our company with the requisite experience and skills. In addition, the Compensation Committee recognized that a competitive compensation package would have to contain a financial inducement sufficient to motivate the candidate to accept an employment offer over any competing offers and to relocate to our offices to Hangzhou, China, and, at the same time, reflect the customary elements of compensation packages for executives in China. These factors influenced the development of a compensation package that, in the aggregate, was at the 50% percentile of the market range, even though individual compensation elements were either above or below the median. At the same time, the Compensation Committee was sensitive to the need to integrate a new senior executive into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

        In retaining Mr. Luk, the Compensation Committee recommended, and the Board of Directors approved, that he receive (the US dollar amount provided in the parenthesis are for references only and the conversion rate used is the middle rate of 6.8282 RMB yuan per US dollar as of the end of day on December 31, 2009 as published by the Bank of China):

  •
  an initial annual base salary of RMB 2,500,000 (approximately $366,129);

  •
  a signing bonus of RMB 340,800 (approximately $49,911);

  •
  an annual cash incentive award opportunity equal to 50% of his annual base salary, based upon the achievement of corporate and individual performance goals (for 2010, a minimum of 80% of his annual cash incentive award opportunity is guaranteed);

  •
  a restricted stock award of 300,000 shares, with a three-year vesting schedule, subject to his continuing to provide services to us through each applicable vesting date;

  •
  financial planning services reimbursement of up to RMB 34,100 (approximately $4,994) per year; and

  •
  certain expatriation benefits, including an apartment in Hangzhou, China with monthly rental not exceeding RMB 20,450 (approximately $2,995) per month, relocation assistance of up to RMB 102,250 (approximately $14,975), one round-trip airfare per quarter to Hong Kong, tax equalization payments of RMB 22,720 (approximately $3,327), and automobile and driver assistance.

        In addition, Mr. Luk was eligible for coverage under our medical, dental, and vision plans for expatriate employees and to participate in the Company's Executive Involuntary Termination Severance Pay Plan.

        Mr. Luk resigned from the Company effective May 11, 2010. In connection with Mr. Luk's departure, the Compensation Committee of the Board approved a package to Mr. Luk which included: (i) a lump sum cash payment in the amount of $91,500 plus the pro-rated amount of his salary for the period between the May 11, 2010 and June 17, 2010, less applicable withholding; (ii) acceleration of vesting of a total of 50,000 shares of restricted stock granted to Mr. Luk pursuant to the terms of his offer letter with the Company; and (iii) waiver of his obligation to repay a sign-on bonus of RMB 340,800 that was paid to Mr. Luk pursuant to his offer letter.

  Perquisites and Other Benefits

        We provide medical and other benefits to our executive officers that are generally available to other full-time employees, including disability and group term life insurance, expatriate remuneration for employees who are assigned overseas and who qualify under the terms of our expatriate remuneration plan, tuition reimbursement, and a Section 401(k) plan.

        We also provide the Named Executive Officers and certain other executive officers with certain perquisites and other personal benefits, including financial planning services, tax assistance payments in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, business travel accident insurance, a housing allowance, car/transportation allowances, a relocation allowance for certain executive officers who have been asked to relocate to conduct business on our behalf, and disability insurance. The Compensation Committee believes that such perquisites and personal benefits are necessary to successfully compete for executive talent, particularly in China where they are often a customary part of executive compensation packages.

        The Compensation Committee reviews the perquisites and other benefits provided to our executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. For information about the perquisites and other personal benefits provided to the Named Executive Officers in 2009, see the "Summary Compensation Table" of this Proxy Statement.

  Section 401(k) Plan

        We have established a tax-qualified Section 401(k) retirement savings plan for our employees, including the Named Executive Officers, who satisfy certain eligibility requirements. Under this plan, participants may elect to make pre-tax contributions of up to 100% of their current compensation, not to exceed the applicable statutory income tax limitation, which was $16,500 in 2009. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

        In February 2009, the Compensation Committee determined that, in view of the global economic recession and our projected operating performance, it was in the best interests of our stockholders to suspend employer matching contributions on behalf of eligible participants in our Section 401(k) plan. This decision took effect March 1, 2009.

  Employee Stock Purchase Plan

        In February 2009, the Compensation Committee determined that, in view of the global economic recession and our projected operating performance, it was in the best interests of our stockholders to suspend the operation of our Employee Stock Purchase Plan (the "ESPP"). Consequently, the ESPP offering periods then in effect terminated on May 14, 2009. The ESPP remained suspended during the remainder of 2009.

  Post-Employment Compensation

        We have change in control and involuntary termination severance agreements in place with certain of the Named Executive Officers and an Executive Involuntary Termination Severance Pay Plan for the other Named Executive Officers. For a summary of the material terms of these arrangements, see "Potential Payments Upon Termination and Change on Control" of this Proxy Statement.

        The Compensation Committee believes that these arrangements are in the best interests of our stockholders. As with any public company, the possibility of a corporate transaction involving a change in control exists for us. Such a change in control typically means a degree of ambiguity for executives about the continuity of their employment. The Compensation Committee believes these arrangements help to ensure that our executive officers will remain focused on, and committed to, the interests of the business throughout the process of exploring and/or executing a transaction that may result in a change in control.

  Other Compensation Policies

  Equity Grant Policy

        The Compensation Committee has adopted the UTStarcom, Inc. Equity Award Grant Policy and Procedures (the "Equity Award Grant Policy"). Under the Equity Award Grant Policy, equity awards for our executive officers are considered and approved as follows:

  •
  All equity awards for our executive officers are to be approved by the Compensation Committee;

  •
  The Compensation Committee will use its best efforts to approve equity awards at a duly-called meeting, and awards will be made by unanimous written consent only if meetings are unable to be held;

  •
  The date of grant of any equity award will be the last trading day in the month in which the Compensation Committee approves the award; and

  •
  For purposes of equity awards that are to be granted at the fair market value of our common stock, "fair market value" will be the closing sales price per share of our common stock on the date of grant.

        Typically, meetings of the Compensation Committee to consider the approval of annual focal equity awards to our executive officers are held during the last two weeks of February of each year. In addition, meetings of the Compensation Committee may be held at any time to consider the approval of equity awards for new executive officers (including new executive officers resulting from either new hires or promotions), but these equity awards will be effective as of the last trading day in the month in which the Compensation Committee approved the award.

  Burn Rate Policy

        The Board of Directors has adopted a burn rate policy committing us to limit the number of shares of our common stock that we may use for equity compensation during fiscal years 2008, 2009 and 2010. For this three-year period, the policy limits the number of shares that we grant subject to equity awards to an average of 4.80% of our outstanding common stock. Thus, while we may exceed the 4.80% burn rate in a given year, the policy requires that our three-year average not exceed 4.80%. Awards that are settled in cash, awards issued under the ESPP, awards assumed in acquisitions, and any awards granted in connection with our stock option exchange program are excluded from this burn rate calculation. For purposes of this calculation, each share subject to a full value award (such as a restricted stock unit, performance share, performance unit, and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 1.5 shares.

  Stock Ownership Guidelines

        We maintain stock ownership guidelines (the "Guidelines") for certain of our executive officers and our non-employee directors. Each executive officer and non-employee director is expected to acquire and hold the number of shares of our common stock specified below before the later of (i) January 1, 2010 or (ii) four years after the date of an executive officer's appointment to such position or a non-employee director's appointment to the Board of Directors.

Position	Minimum Share Ownership Requirement
President and Chief Executive Officer	50,000
Executive Vice Presidents	25,000
Senior Vice Presidents/Division Presidents	10,000
Non-Employee Directors	10,000

        We review compliance with the Guidelines annually. Failure to comply with the Guidelines may result in a reduction in future long-term incentive awards and/or payment of future annual and/or long-term incentive payouts made in the form of shares of our common stock. The Nominating and Corporate Governance Committee has the discretion to waive the Guidelines if compliance would create severe personal hardship for an executive officer or non-employee director or prevent an executive officer or non-employee director from complying with a court order. The Nominating and Governance Committee expects that such instances will be rare. All executive officers subject to the Guidelines currently satisfy the Guidelines.

  Tax and Accounting Considerations

  Section 162(m)

        Section 162(m) of the Internal Revenue Code limits the ability of public companies to deduct compensation paid to certain senior executive officers in excess of $1 million per year, but excludes from this limitation certain types of compensation, including "performance based compensation," provided that certain requirements are met. The Compensation Committee takes compliance with Section 162(m) into account when making compensation decisions and retains the discretion to pay compensation that is not fully deductible. While stock options granted under our 1997 Stock Plan did not meet the requirements of Section 162(m), equity awards granted under our 2006 Plan, which was approved by our stockholders, are able to meet the requirements of the "performance based compensation" exception of Section 162(m).

  Section 409A

        Section 409A of the Internal Revenue Code imposes significant additional taxes in the event that an executive officer, director, or other service provider receives "deferred compensation" that does not satisfy the restrictive conditions of the provision. Although we did not have a traditional nonqualified deferred compensation plan in place during 2009, Section 409A applies to certain equity awards and severance arrangements. Consequently, to assist our executive officers and other service providers in avoiding additional tax under Section 409A, we believe that we have structured our equity awards and severance arrangements in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A conditions.

  Accounting for Stock-Based Compensation

        We follow Financial Accounting Standards Board Accounting Standards Codification Topic No. 718 ("ASC Topic 718") for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date "fair value" of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize this amount from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

 REPORT OF THE COMPENSATION COMMITTEE

        The following is the report of the Compensation Committee. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference in any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee of the Board of UTStarcom, Inc. was established on January 31, 1997 and is currently comprised of four members: Bruce J. Ryan, Xiaoping Li, Baichuan Du and Thomas J. Toy. Mr. Toy, the Chairman of the Compensation Committee served on the Committee throughout 2009.

        During 2009, the Compensation Committee was comprised solely of non-employee directors who were each: (i) independent as defined under the applicable NASDAQ rules, (ii) a non-employee director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. During 2010, the Committee will continue to be comprised of directors who meet these same standards.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management, including UTStarcom's Chairman of the Board, Chief Executive Officer and Interim Chief Financial Officer. Based on this review and discussion, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section be included in this Proxy Statement.

The Compensation Committee
Thomas J. Toy, Chairman Bruce J. Ryan Xiaoping Li Baichuan Du

Summary Compensation Table for Fiscal Year 2009

        The following table presents information concerning the total compensation of the individuals who served as the Company's CEO, CFO and other Named Executive Officers during 2009. No disclosure is provided for 2008 and 2007 for those persons who were not Named Executive Officers in 2008 and/or 2007.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)(1)		Stock Awards ($)(2)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Peter Blackmore*	2009	676,667		529,600		245,133	(5)	0	529,600	5,802	(15)	1,986,802
Chief Executive Officer	2008	800,000		0		1,461,390	(6)	0	0	802	(16)	2,262,192
	2007	400,000		500,000	(4)	4,000,000		1,200,000	0	0		6,100,000

Kenneth Luk	2009	14,763	(17)	49,911	(17)	657,000		0	0	18,302	(18)	739,976
SVP, CFO

Viraj Patel**	2009	288,750		90,668		40,678	(7)	0	90,668	3,252	(19)	514,016
Form Interim CFO/VP, CAO	2008	286,458		115,001		253,800	(8)	0	0	8,252	(20)	663,511
& Corporate Controller

Susan Marsch***	2009	330,000		0		72,720	(9)	0	0	953,281	(21)	1,356,001
Former SVP, General Counsel, Secretary & Chief Ethics Officer

Hong Liang Lu****	2009	385,417		0		192,114	(10)	0	0	2,574,615	(22)	3,152,146
Former Executive Chairman	2008	700,000		0		1,225,999	(11)	0	0	550,347	(23)	2,476,346
	2007	700,000		0		1,617,124	(12)	0	0	198,567	(24)	2,515,691

Mark Green*****	2009	338,288		0		132,836	(13)	0	0	655,993	(25)	1,127,117
Former SVP, Global HR &	2008	364,583		216,466		465,300	(14)	0	0	14,601	(26)	1,060,950
Real Estate

*
Peter Blackmore left his position as Chief Executive Officer on September 7, 2010.

**
Viraj Patel left his position as Chief Accounting Officer and Corporate Controller on February 26, 2010.

***
Susan Marsch left her position as SVP, General Counsel, Secretary and Chief Ethics Officer on December 31, 2009.

****
Hong Liang Lu left his position as Executive Chairman on August 3, 2009.

*****
Mark Green left his position as SVP, Global HR & Real Estate on December 1, 2009.

(1)
The amounts reported in this column represent the dollar value of bonuses earned by the Named Executive Officers during the covered fiscal year, regardless of when such bonuses were actually paid.

(2)
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2009, 2008 and 2007, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718. The value of the stock awards reported for 2008 and 2007 have been revised from prior years' proxy disclosure to reflect their grant date fair value in accordance with the revised SEC disclosure requirements relating to such awards. In addition to service-based RSU awards, each of the Named Executive Officers, with the exception of Mr. Luk, received performance-based RSU awards during 2009. The performance-based RSU awards are reflected in this column at their grant date fair value based on the probable outcome of the underlying performance conditions, measured as of the date of grant. Additional information regarding these RSU awards can be found in the 2009 Grants of Plan-Based Awards Table and additional information regarding outstanding stock awards can be found in the Outstanding Equity Awards at 2009 Fiscal Year-End Table.

(3)
The amounts reported in this column represent the value of a stock option granted to Mr. Blackmore upon joining the Company in 2007, based upon its grant date fair market value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718. A discussion of the valuation assumptions used for purposes of calculating the grant date fair value of this stock option is included under Note 14 to our 2007 Consolidated Financial Statements that are part of our Annual Report on Form 10 K for the fiscal year ended December 31, 2007. The value of the stock option reported for 2007 has been revised from the prior year proxy disclosure to reflect its grant date fair value in accordance with the revised SEC disclosure requirements relating to such awards. Additional information regarding outstanding stock options can be found in the Outstanding Equity Awards at 2009 Fiscal Year-End Table.

(4)
The amount reported includes a $100,000 signing bonus paid in connection with Mr. Blackmore's initial employment and a $400,000 guaranteed bonus paid in accordance with the terms of his employment agreement. Please see the section of this Proxy Statement titled "Employment Contracts and Severance Agreements with Named Executive Officers" for a summary of the terms and conditions of the employment agreement with Mr. Blackmore.

(5)
The amount reported includes the grant date probable value of $131,645 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $226,974 and the value of the awards granted was $226,974.

(6)
The amount reported includes the grant date probable value of $407,490 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $479,400 and the value of the awards granted was $479,400.

(7)
The amount reported includes the grant date probable value of $21,846 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $37,666 and the value of the awards granted was $37,666.

(8)
The amount reported includes the grant date probable value of $169,200 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $169,200 and the value of the awards granted was $169,200.

(9)
The amount reported includes the grant date probable value of $39,054 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $67,334 and the value of the awards granted was $67,334.

(10)
The amount reported includes the grant date probable value of $103,172 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $177,882 and the value of the awards granted was $177,882.

(11)
The amount reported includes the grant date probable value of $568,000 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $1,136,000 and the value of the awards granted was $1,136,000.

(12)
The amount reported includes the grant date probable value of $774,549 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $774,549 and the value of the awards granted was $774,549.

(13)
The amount reported includes the grant date probable value of $71,338 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $122,996 and the value of the awards granted was $122,996.

(14)
The amount reported includes the grant date probable value of $310,200 for performance-based RSU awards. The value of the maximum potential payout for such performance-based RSU awards was $310,200 and the value of the awards granted was $310,200.

(15)
The amount reported consists of a premium payment of $802 for disability insurance and $5,000 for financial planning.

(16)
The amount reported consists of a premium payment of $802 for disability insurance.

(17)
The amount reported represents a signing bonus of approximately $49,911 paid in connection with Mr. Luk's initial employment. Please see the section of this Proxy Statement titled "Employment of Mr. Luk" for a summary of the terms and conditions of the employment agreement with Mr. Luk. The salary and bonus were paid in RMB and are converted into US dollars in this table for presentation purposes only, using the middle rate of 6.8282 RMB yuan per US dollar as of the end of day on December 31, 2009 as published by the Bank of China.

(18)
The amount reported consists of a relocation allowance of approximately $14,975 and a tax assistance payment of approximately $3,327. The relocation allowance and tax assistance were paid in RMB and are converted into US dollars in this table for presentation purposes only, using the middle rate of 6.8282 RMB yuan per US dollar as of the end of day on December 31, 2009 as published by the Bank of China.

(19)
The amount reported consists of a premium payment of $802 for disability insurance and Section 401(k) matching payments in the aggregate amount of $2,450.

(20)
The amount reported consists of $1,950 for financial planning services, Section 401(k) matching payments in the aggregate amount of $5,500, and a premium payment of $802 for disability insurance.

(21)
The amount reported consists of restricted cash payment in the amount of $133,334, a payment in the amount of $39,995 for accrued but unused paid time off, a premium payment of $802 for disability insurance, Section 401(k) matching payments in the aggregate amount of $5,500, $5,000 for financial planning services and a severance payment totaling $768,650 in connection with Ms. Marsch's termination of employment, the payment of which will be delayed in accordance with the terms of her severance arrangement. Please see the section of this Proxy Statement titled "Employment Contracts and Severance Agreements with Named Executive Officers" for detailed information about Ms. Marsch's severance payment.

(22)
The amount reported consists of Section 401(k) matching payments in the aggregate amount of $1,124, $13,220 for financial planning services, a $8,205 car allowance, a $32,000 housing allowance, a tax assistance payment of $260,458 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, $15,000 in taxable relocation benefits in connection with Mr. Lu's international work assignment, a premium payment of $535 for disability insurance, a payment in the amount of $134,610 for accrued but unused paid time off, and a severance payment totaling $2,109,463 in connection with Mr. Lu's termination of employment. Please see the section of this Proxy Statement titled "Employment Contracts and Severance Agreements with Named Executive Officers" for detailed information about Mr. Lu's severance payment.

(23)
The amount reported consists of Section 401(k) matching payments in the aggregate amount of $5,500, $6,355 for financial planning services, a $12,103 car allowance, a $48,000 housing allowance, a $471 meal allowance, $4,547 for a home visit in connection with Mr. Lu's international work assignment, a tax assistance payment of $472,319 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, $250 in taxable relocation benefits in connection with Mr. Lu's international work assignment, and a premium payment of $802 for disability insurance.

(24)
The amount reported consists of Section 401(k) matching payments in the aggregate amount of $5,500, a premium payment of $1,235 for life insurance coverage under our Business Travel Accident Insurance Policy, $12,000 for financial planning services and a tax gross-up in the amount of $6,817 related thereto, a $5,611 car allowance, a $24,000 housing allowance in connection with Mr. Lu's international work assignment, a tax assistance payment of $100,680 paid in connection with our tax equalization policy whereby we provide qualified employees with tax assistance to mitigate the tax differential arising from an employee's international work assignment, $15,000 in taxable relocation benefits in connection with Mr. Lu's international work assignment, a premium payment of $802 for disability insurance, and $26,922 as payment for accrued but unused paid time off.

(25)
The amount reported consists of $3,661 for financial planning services, Section 401(k) matching payments in the aggregate amount of $1,500, $735 for disability insurance, a payment in the amount of $27,609 for accrued but unused paid time off and a severance payment totaling $622,488 in connection with Mr. Green's termination of employment, the payment of which will be delayed in accordance with the terms of his severance arrangement. Please see the section of this Proxy Statement titled "Employment Contracts and Severance Agreements with Named Executive Officers" for detailed information about Mr. Green's severance payment.

(26)
The amount reported consists of $4,048 for financial planning services, Section 401(k) matching payments in the aggregate amount of $5,500, $4,251 for ESPP disqualifying disposition, and a premium payment of $802 for disability insurance.

        From time to time, we enter into offer letters and other agreements with our executive officers. For a description of the material terms of such agreements, please see the section titled "Employment Contracts and Severance Agreements with Named Executive Officers" in the "Potential Payments Upon Termination and Change of Control" section included in this Proxy Statement. For a description of material modifications made to certain of the Named Executive Officers' outstanding equity awards, please see the section titled "Modifications to Outstanding Equity Awards" included in this Proxy Statement.

Grants of Plan-Based Awards

        The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 31, 2009.

GRANTS OF PLAN-BASED AWARDS IN 2009

		Compensation Committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(5)
													Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)		Maximum ($)
Peter Blackmore	2/27/2009	2/18/2009								112,364	(2)			113,488
	2/27/2009	2/18/2009					224,727	(1)	224,727	—				131,645
Kenneth Luk(6)	12/31/2009	12/16/2009								300,000	(3)			657,000
Hong Liang Lu*	2/27/2009	2/18/2009								88,061	(2)			88,942
	2/27/2009	2/18/2009					176,121	(1)	176,121					103,172
Viraj Patel	2/27/2009	2/18/2009								18,646	(2)			18,832
	2/27/2009	2/18/2009					37,293	(1)	37,293					21,846
Mark S Green**	2/27/2009	2/18/2009								60,889	(2)			61,498
	2/27/2009	2/18/2009					121,778	(1)	121,778					71,338
Susan Marsch***	2/27/2009	2/18/2009								33,333	(2)			33,666
	2/27/2009	2/18/2009					66,667	(1)	66,667					39,054

*
Mr. Lu left his position as Executive Chairman on August 3, 2009. However, he continues to serve as a member of the board of directors.

**
Mr. Green left his position as SVP, Global HR & Real Estate on December 1, 2009.

***
Ms. Marsch left her position as SVP, General Counsel, Secretary and Chief Ethics Officer on December 31, 2009.

(1)
Represents RSUs granted under the 2006 Plan, with target awards based upon Company and individual performance objectives established and tailored for each Named Executive Officer by the Compensation Committee for our 2009 fiscal year. Following the determination of the number of RSUs earned by each Named Executive Officer, 50% of the earned RSUs shall vest on each of February 26, 2010 and February 28, 2011, provided that such Named Executive Officer remains a service provider of the Company through those dates.

(2)
Represents RSUs granted under the 2006 Plan and which vest as follows: 25% to vest on 2/26/2010, 25% annually thereafter.

(3)
Represents RSU granted under the 2006 Plan which vests as follows: 33% to vest on each of 12/31/2010, 12/31/2011, and 12/31/2012.

(4)
There is no threshold (or equivalent item) for the equity incentive plan awards.

(5)
The amounts reported in this column represent the aggregate value of the stock options and RSU awards granted to the Named Executive Officers during 2009, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC Topic 718. In addition to service-based RSU awards, each of the Named Executive Officers, with the exception of Mr. Luk, received performance-based RSU awards during 2009. Grant date fair value amounts for the performance-based RSU awards are based on 58% of the target performance-based RSU awards, which was determined to be the probable outcome of the performance conditions as of the date of grant. Additional information regarding outstanding stock awards can be found in the Outstanding Equity Awards at 2009 Fiscal Year-End Table.

(6)
Mr. Luk's employment terminated on May 11, 2010.

Outstanding Equity Awards at Fiscal 2009 Year-End 2009

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

	OPTION AWARDS							STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Peter Blackmore	453,125	(2)	296,875	—	3.20		10/31/2014				—		—
	—		—	—				450,000	(8)	985,500	—		—
			—	—				175,000	(9)	383,250	—		—
			—	—				63,750	(10)	139,613	—		—
			—	—				42,500	(11)	93,075	—		—
			—	—				57,500	(12)	125,925	—		—
			—	—				43,125	(13)	94,444	—		—
			—	—				112,364	(14)	246,077	—		—
			—	—							224,727	(20)	492,152
Kenneth Luk	—		—	—	—		—	300,000	(15)	657,000	—		—
Viraj Patel	50,000	(3)	—	—	7.53		11/17/2005	—		—	—		—
	23,959	(4)	—	1,041	6.25		2/27/2016	—		—	—		—
	—		—	—	—		—	30,357	(16)	66,482	—		—
	—		—	—	—		—	30,000	(17)	65,700	—		—
	—		—	—	—		—	22,500	(18)	49,275	—		—
	—		—	—	—		—	18,646	(19)	40,835	—		—
	—		—	—	—		—	—		—	37,293	(20)	81,672
Susan Marsch (21)	83,333	(5)	41,667	—	3.20		10/31/2014	—		—	—		—
Hong Liang Lu (21)	150,000		—	—	13.00		2/3/2010	—		—	—		—
	89,999		—	—	15.00		10/17/2010	—		—	—		—
	90,000		—	—	12.50		12/20/2010	—		—	—		—
	134,999		—	—	25.25	(6)	2/27/2012	—		—	—		—
	67,500		—	—	20.82	(7)	7/24/2012	—		—	—		—
	108,000		—	—	19.04		2/2/2013	—		—	—		—
	224,999		—	—	37.46		1/19/2014	—		—	—		—
	210,599		—	—	6.25		2/27/2016	—		—	—		—

(1)
Value is based on the closing market price of our Common Stock of $2.19 on December 31, 2009, the last trading date of fiscal year 2009, as reported on the NASDAQ Stock Market.

(2)
The options were granted on October 31, 2007 and vest as follows: 25% on July 31, 2008, and 1/36th per month thereafter.

(3)
The options were granted on November 18, 2005 and vest as follows: 25% on November 18, 2006, and 1/36th per month thereafter.

(4)
The options were granted on February 28, 2006 and vest as follows: 25% on February 28, 2007 and 1/36th per month thereafter.

(5)
The options were granted on October 31, 2007 in connection with the commencement of Ms. Marsch's employment with the company and vest as follows: 25% on April 30, 2008 and 1/36th per month thereafter.

(6)
The exercise price of the stock option was increased from $20.25 per share to $25.25 in 2007.

(7)
The exercise price of the stock option was increased from $15.72 per share to $20.82 in 2007.

(8)
Represents unvested portion of restricted stock award granted on October 31, 2007 in connection with the commencement of Mr. Blackmore's employment with the company that vest 50% on each of July 31, 2010 and 2011.

(9)
Represents unvested portion of restricted stock units granted on October 31, 2007 in connection with the commencement of Mr. Blackmore's employment with the company that vest 50% on each of July 31, 2010 and 2011.

(10)
Represents unvested portion of restricted stock units granted on February 29, 2008 and vests 33% on each of February 26, 2010, February 28, 2011, and February 29, 2012.

(11)
Represents unvested portion of restricted stock units granted on February 29, 2008 and vests on February 26, 2010.

(12)
Represents unvested portion of restricted stock award granted on July 31, 2008 in conjunction with Mr. Blackmore's designation as CEO and vests on February 26, 2010.

(13)
Represents unvested portion of restricted stock award granted on July 31, 2008 in conjunction with Mr. Blackmore's designation as CEO and vests 33% on each of February 26, 2010, February 28, 2011, and February 29,2012.

(14)
Represents unvested portion of restricted stock units granted on February 27, 2009 and vests 25% on each of February 26, 2010, February 28, 2011, February 29, 2010, and February 28, 2013.

(15)
Represents unvested portion of restricted stock award granted on December 31, 2009 in conjunction with the commencement of Mr. Luk's employment with the company that vests 33% on each of December 31, 2010, December 31, 2011, and December 31, 2012.

(16)
Represents unvested portion of restricted stock units granted on November 30, 2007 and vests 50% on each of February 26, 2010, and February 28, 2011.

(17)
Represents unvested portion of restricted stock units granted on February 29, 2008 and vests on February 26, 2010.

(18)
Represents unvested portion of restricted stock units granted on February 29, 2008 and vests 33% on each of February 26, 2010, February 28, 2011, and February 29, 2012.

(19)
Represents unvested portion of restricted stock units granted on February 27, 2009 and vests 25% on each of February 26, 2010, February 28, 2011, February 29, 2012, and February 28, 2013.

(20)
Represents stock award opportunity, based on Company and individual performance objectives established and tailored for each NEO by the Compensation Committee for our 2009 fiscal year. On February 18, 2010, the Compensation Committee determined, based on Company and individual performance during the 2009 fiscal year, Mr. Blackmore would be eligible to receive 148,769 shares of Common Stock and Mr. Patel would be eligible to receive 37,293 shares of Common Stock. For a discussion of how these awards were determined, see the section titled "Equity Compensation" in the Compensation Discussion and Analysis included in this Proxy Statement.

(21)
Mr. Lu and Ms. Marsch's employment with the Company ended as a result of internal restructuring on August 31, 2009 and December 31, 2009, respectively. Pursuant to their employment agreements, all unvested equity awards vested on an accelerated basis. Vested options remain exercisable until the earlier of (i) expiration of the option according to its original terms, or (ii) for a period of 12 months following termination.

Option Exercises and Stock Vested in Fiscal Year 2009

        The following table sets forth all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the fiscal year ended December 31, 2009.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (1)
Peter Blackmore	—	—	448,125		671,356
Kenneth Luk	—	—	—		—
Hong Liang Lu	—	—	864,444	(2)	1,186,803	(3)
Viraj Patel	—	—	125,893		136,886
Mark S. Green	—	—	492,667	(4)	791,855	(5)
Susan Marsch	—	—	40,000	(6)	40,400	(7)

(1)
The amount reported is the market price (closing price) of the Company's Common Stock on the vesting date less the original purchase price, multiplied by the number of shares of stock vested.

(2)
The amount reported includes 439,182 accelerated shares vested as a result of Mr. Lu's termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement (the Company treated Mr. Lu's stepping down as Chairman as an involuntary termination for purposes of the agreement) and execution of a full and final release of claims against us.

(3)
The amount reported includes the $680,732 value realized from shares accelerated as a result of Mr. Lu's termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement (the Company treated Mr. Lu's stepping down as Chairman as an involuntary termination for purposes of the agreement) and execution of a full and final release of claims against us.

(4)
The amount reported includes 310,881 accelerated shares vested as a result of Mr. Green's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

(5)
The amount reported includes $596,892 value realized from shares accelerated as a result of Mr. Green's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

(6)
The amount reported does not include 210,000 accelerated shares vested on February 3, 2010 as a result of Ms. Marsch's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

(7)
The amount reported does not include $447,300 value realized from shares accelerated on February 3, 2010 as a result of Ms. Marsch's involuntary termination of employment pursuant to the Executive Involuntary Termination/Change in Control Agreement and execution of a full and final release of claims against us.

Modifications to Outstanding Equity Awards

        In connection with our voluntary review of our historical equity award grant practices, each of our independent directors at such time, including continuing directors Clark, Lenzmeier and Toy, elected to amend any of his previously granted stock options that may in the future be determined to be discounted stock options under Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), by executing a Stock Option Amendment Election Form in December 2006. In the event any such previously granted stock option is determined to be a discounted stock option under Section 409A, the affected stock option agreement will be automatically amended to provide for an exercise price not less than the fair market value of the Common Stock subject to option on the effective date of grant.

Pension Benefits for Fiscal Year 2009

        The NEOs did not receive any benefits from the Company under defined pension or defined contribution plans, other than our tax-qualified 401(k) Plan, during the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation for Fiscal Year 2009

        The Company does not have any non-qualified deferred compensation plans that allow the NEOs to defer their compensation.

Pension Benefits for Fiscal Year 2009

        The NEOs did not receive any benefits from the Company under defined pension or defined contribution plans, other than our tax-qualified 401(k) Plan, during the fiscal year ended December 31, 2009.

Nonqualified Deferred Compensation for Fiscal Year 2009

        The Company does not have any non-qualified deferred compensation plans that allow the NEOs to defer their compensation.

POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL

Employment Contracts and Severance Agreements with Named Executive Officers

        Peter Blackmore.    Peter Blackmore left his position as Chief Executive Officer and President on September 7, 2010. Pursuant to Mr. Blackmore's severance agreement and subject to certain conditions, the Company agreed to pay him $1,621,012, including one year of base pay, 100% of his annual performance target bonus and up to 12 months of COBRA premium coverage. Additionally, all equity awards, including without limitation stock option, restricted stock and stock purchase rights, granted to him by the Company shall become fully vested, or, as applicable, released from the Company's repurchase right, and exercisable as of September 7, 2010.

        Hong Liang Lu.    Hong Liang Lu stepped down as Executive Chairman of the board of directors on August 3, 2009, but he remained as a director on the Board. In connection with the termination of his employment with the Company, the Compensation Committee approved a package to Mr. Lu which included a severance payment of $2,109,463.47, including two years of base pay, 100% of his 2009 target bonus and 12 months of COBRA premium coverage.

        Kenneth Luk.    Mr. Luk left his position as Senior Vice President and Chief Financial Officer of the Company effective May 11, 2010. The Compensation Committee approved a package to Mr. Luk that included: payment of $91,500 plus the pro-rated amount of his salary for the period between

May 11, 2010 and June 17, 2010, less certain withholdings and the vesting of 50,000 shares of restricted stock owned by Mr. Luk. Additionally, the Company waived the repayment of a sign-on bonus of RMB 340,800 paid to Mr. pursuant to his offer letter.

        Mark Green.    Mr. Green's employment with the Company terminated effective December 1, 2009. In connection with the termination of his employment and pursuant to his severance arrangement, the Company agreed to pay him $622,488.47, including one year of base pay, 100% of his 2009 target bonus and 12 months of COBRA premium coverage.

        Susan Marsch.    Ms. Marsch's employment with the Company terminated effective December 31, 2009. In connection with the termination of her employment and pursuant to her severance arrangement, the Company agreed to pay her $768,649.65, including one year of base pay, 100% of her 2009 target bonus and 12 months of COBRA premium coverage.

        Viraj Patel.    Mr. Patel's employment with the Company terminated effective February 26, 2010. In connection with the termination of his employment and pursuant to his severance arrangement, the Company will pay him $450,545.82, including one year of base pay, 100% of his 2010 target bonus and 12 months of COBRA premium coverage.

Change of Control Provisions in the Company's Equity Compensation Plans

        The 1997 Stock Plan.    Our 1997 Stock Plan (the "1997 Plan") provides that, in the event of our proposed dissolution or liquidation, the Board must notify each participant under the 1997 Plan as soon as practicable prior to the effective date of such proposed dissolution or liquidation. The Board has the discretion to allow the participant to exercise his or her option or stock purchase right until 15 days prior to the effective date of such dissolution or liquidation. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding option or stock purchase right under the 1997 Plan will be assumed or substituted by the successor corporation. In case the successor corporation refuses to assume or substitute the outstanding option or stock purchase right, such outstanding option or stock purchase right will become fully exercisable for a period of 15 days from the date the participant is notified of such refusal by the Board.

        In addition, the 1997 Plan provides, in general, that a participant whose status as a Service Provider (as defined in the 1997 Plan) is terminated is entitled to exercise his or her option, to the extent such option has vested as of the date of termination, until the earlier of (i) expiration of the option according to its terms, (ii) expiration of a period of 3 months following termination, or (iii) expiration of a period of 12 months following termination as a result of death or disability. The 1997 Plan allows the post-termination exercise period to extend beyond the default term, if the stock option agreement entered into by the Company and the participant pursuant to the 1997 Plan provides for a longer term.

        Under the Officer and Director Option Agreement approved for use under the 1997 Plan in connection with awards to our directors and officers beginning in December of 2005, if the participant's status as a Service Provider or director is terminated following a change of control, the participant shall be entitled to exercise his or her option, to the extent such option has vested as of the date of such termination, until the earlier of (i) expiration of the option according to its terms, or (ii) expiration of a period of 12 months following the termination of the participant's status as a Service Provider or director.

        The 1997 Plan was terminated in July 2006 effective upon stockholder approval of our 2006 Plan.

        The 2006 Equity Incentive Plan.    Our 2006 Equity Incentive Plan (the "2006 Plan") provides that in the event a participant in the 2006 Plan terminates service with us and our affiliates, any options which have become exercisable prior to the time of termination will remain exercisable for three months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. If termination was caused by death or disability, any options which have become exercisable prior to the time of termination will remain exercisable for 12 months from the date of termination, unless a shorter or longer period of time is determined by the 2006 Plan administrator. In no event may a participant exercise the option after the expiration date of the option.

        In the event of our change of control, each outstanding award will be assumed or substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute awards granted under the 2006 Plan, all options and stock appreciation rights will fully vest and become exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares, and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the 2006 Plan administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the 2006 Plan administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

        The change of control provisions in the 2006 Plan apply to all executive officers.

Estimated Post-Employment Payments and Benefits

Peter Blackmore

        Peter Blackmore left his position with the Company on September 7, 2010. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to or to be made to Mr. Green upon and in connection with his termination.

Kenneth Luk

        Kenneth Luk left his position with the Company effective May 11, 2010. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to or to be made to Mr. Green upon and in connection with his termination.

Mark Green

        Mr. Green's employment with the Company and its subsidiaries terminated on December 1, 2009. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to or to be made to Mr. Green upon and in connection with his termination.

Susan Marsch

        Ms. Marsch's employment with the Company and its subsidiaries terminated on December 31, 2009. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made or to be made to Mr. Marsch upon and in connection with her termination.

Hong Liang Lu

        Mr. Lu's employment with the Company and its subsidiaries terminated on August 31, 2009. He stepped down from his position as Executive Chairman on August 3, 2009, remained as an employee director until August 31, 2009 and now serves as a non-employee director. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made to Mr. Lu upon and in connection with his termination.

Viraj Patel

        Mr. Patel's employment with the Company and its subsidiaries terminated on February 26, 2010. Please see the section above titled "Employment Contracts and Severance Agreements with Named Executive Officers" for information regarding payments made or to be made to Mr. Patel upon and in connection with his termination.

Policies with Respect to Review, Approval or Ratification of Transactions with Related Persons

        Our Audit Committee is responsible for the review and approval or ratification of "related-person transactions" between us or our subsidiaries and related persons. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of UTStarcom since the beginning of the last fiscal year, and his or her immediate family members. We have adopted written policies and procedures that apply to any transaction or series of related transactions in which our company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. Pursuant to our policy, the following transactions will not be deemed to be related person transactions that require Audit Committee approval:

  •
  Employment of executive officers.  Any employment by us of an executive officer of our Company if: (a) the related compensation is required to be reported in our proxy statement under SEC compensation disclosure rules; or (b) the executive officer is not an immediate family member of another executive officer or director of our company, and the related compensation would have been reported in our proxy statement under SEC compensation disclosure rules if the executive officer was a "Named Executive Officer," and the Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

  •
  Director compensation.  Any compensation paid to a director if the compensation is required to be reported in our proxy statement under SEC compensation disclosure rules.

  •
  Certain transactions with other companies.  Any transaction with another company at which a related person's only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company's shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or two percent of that company's total annual revenues.

  •
  Transactions where all shareholders receive proportional benefits.  Any transaction where the related person's interest arises solely from the ownership of a class of our equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis (e.g., dividends).

  •
  Transactions involving competitive bids.  Any transaction involving a related person where the rates or charges involved are determined by competitive bids.

  •
  Regulated transactions.  Any transaction with a related person involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

  •
  Certain banking-related services.  Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

  •
  Other transactions.  Any other transaction where disclosure of such transaction would not be required pursuant to Item 404 of Regulation S-K, as may be amended from time to time.

Related Person Transactions

        Since January 1, 2009, we were party to the following related party transactions under the relevant standards:

Yellowstone

        On September 7, 2009, we entered into a consulting agreement with Yellowstone Investment Advisory Limited ("Yellowstone"). Mr. William Wong, one of our directors, is a managing director of Yellowstone. Pursuant to the consulting agreement, Yellowstone acted as a strategic consultant assisting with the relocation of our headquarters to China and introducing executive officer and directors candidates to us. We also agreed to reimburse Yellowstone's reasonable expenses incurred in connection with the services. During 2009, we paid approximately $60,000 for consulting services provided by Yellowstone. During the first quarter of 2010, we paid approximately $315,000 for consulting services provided by Yellowstone. Our Audit Committee did not review and approve the consulting arrangement with Yellowstone because at the time the consulting agreement was entered into, Mr. Wong was not expected to become a director and therefore the transaction was not subject to review by the Audit Committee. The consulting agreement and the relationship between the Company and Yellowstone was reviewed and approved by the Board.

        In addition, as of the date of printing of this Proxy Statement, we are considering an engagement letter with Yellowstone pursuant to which Yellowstone will act as a strategic consultant to the Company and any of its subsidiaries, divisions or legal/organizational units to assist the Company in establishing or expanding strategic partnerships, joint ventures, acquisitions and the Company's business in Asia consistent with the Company's goals. The terms of the engagement letter and the fees payable thereunder are currently being negotiated; however, it is contemplated that we will pay Yellowstone a monthly fee of US$20,000 and certain success fees upon the successful completion of a specific transaction as proposed by Yellowstone and approved by the Company generally based upon a varying percentage of the transaction deal size, with certain exceptions. We will also reimburse Yellowstone's reasonable expenses incurred in connection with the services. Our Audit Committee has reviewed and approved the transaction.

Softbank Corp.

        Softbank Corp. is an affiliate of Softbank America, Inc., which holds approximately 9.7% of our common stock. During 2009, we recognized aggregate revenue of $28 million (includes $5 million in sales to NEC Networks & System Integration Corp., Japan Electronic Computer Co. Ltd., Nippon Telecom Sales KK and Oki Electric Industry Co., Ltd. for which Softbank Corp. was the ultimate customer) with respect to sales to affiliates of Softbank Corp., including (i) sales of telecommunications equipment to Softbank BB, (ii) sales of equipment and services to Softbank Telecom Co., Ltd, a wholly owned subsidiary of Softbank Corp. and (iii) sales of equipment to BB Cable, an affiliate of Softbank Corp. Our Audit Committee has reviewed and approved the transaction with Softbank Corp.

        In addition, as of the date of printing of this Proxy Statement, we, through a wholly owned subsidiary, are finalizing an agreement with ZTE (H.K) Limited ("ZTE"), a company incorporated in Hong Kong (the "ZTE Agreement"). Pursuant to the ZTE Agreement, we will agree to form a special purpose company incorporated in Hong Kong with ZTE (the "HK SPV") for the purpose of making and holding an investment in a high speed mobile data communication service businessaffiliated with Softbank Corp. (the "Softbank Affiliate"). We will agree to pay 176,000,000 Japanese yen (approximately US$2.17 million) for 35% of the equity of the HK SPV and provide a loan of 595,000,000 Japanese yen (approximately US$ 7.32 million) to the HK SPV. ZTE will agree to pay 327,000,000 Japanese yen (approximately US$4.03 million) for 65% of the equity of the HK SPV and provide a loan of 1,105,000,000 Japanese yen (approximately US$13.60 million) to the HK SPV. The

U.S dollar equivalents are based on the exchange rate of 81.105 Japanese yen per U.S. dollar. The HK SPV plans to use the paid-in capital and shareholder loans to invest in the Softbank Affiliate. Our Audit Committee has reviewed and approved the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's Directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The information in this section is based solely upon a review of Forms 3, 4 and 5 received by the Company.

        The Company is not aware of any person who at any time during the period prior to the year ended December 31, 2009 was a director, officer, or beneficial owner of more than ten percent of the common stock of the Company, and who failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act during the 2009 fiscal year.

10b5-1 Trading Plans

        Each of our officers and directors may enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1. The Company may also enter into a written plan for the automatic trading of securities in accordance with Rule 10b5-1 with respect to any stock repurchase plan.

Code of Ethics

        We have adopted a Code of Business Conduct and Ethics ("Code of Ethics") that applies to all employees including our principal executive officers. The Code of Ethics is designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we are required to file to the SEC and in other public communications, (iii) compliance with applicable laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (v) accountability for adherence to the Code of Ethics.

        As a supplement to the Code of Ethics, we have also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers ("Code of Ethics for Financial Officers"), which is designed to highlight the legal and ethical obligations of the Chief Executive Officer and financial officers. The Code of Ethics for Financial Officers imposes upon applicable officers certain additional internal reporting requirements for acts committed in violation of the Code of Ethics and/or the securities laws.

        Copies of the Code of Ethics and the Code of Ethics for Financial Officers are available on our website at http://investorrelations.utstar.com/governance.cfm. Any waiver of the Code of Ethics or Code of Ethics for Financial Officers pertaining to a member of our Board or one of our executive officers will be disclosed on our website at http://investorrelations.utstar.com/governance.cfm.

 REPORT OF THE AUDIT COMMITTEE

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2009. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates the information by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        Established on January 31, 1997, the Audit Committee is currently comprised of three non-employee directors. The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Audit Committee is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company's independent registered public accounting firm.

        The Audit Committee reviews the results and scope of audit and other services provided by the Company's independent registered public accounting firm and reviews the accounting principles and auditing practices and procedures to be used in the Company's financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm for the last fiscal year, PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers"), is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee's charter, the Audit Committee's responsibility is to provide oversight of and to review those processes.

        The Audit Committee has reviewed and discussed the audited financial statements with management of the Company. Management is responsible for maintaining adequate internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The Audit Committee was kept apprised of the progress of management's assessment of the Company's internal control over financial reporting and provided oversight to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and PricewaterhouseCoopers at meetings throughout the year. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee reviewed this report of management and Item 9A, "Control and Procedures," contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC, as well as PricewaterhouseCoopers' report of independent registered public accounting firm (included in the Company's Annual Report on Form 10-K) relating to its audit of the consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also reviewed with management and PricewaterhouseCoopers (a) the Company's completed, current and planned initiatives to remediate material weaknesses in the Company's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and (b) the procedures performed by the Company to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company's periodic filings with the SEC.

        In addition, the Audit Committee has reviewed and discussed the audited financial statements with PricewaterhouseCoopers, including such items as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by PCAOB

Ethics and Independence Rule 3526 (Rule 3526, Communications with Audit Committees "Concerning Independence"), and has discussed with PricewaterhouseCoopers their independence.

        After review of all discussions and all written correspondence described above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Company's Annual Report on Form 10-K.

The Audit Committee
Bruce J. Ryan, Chairman Thomas J. Toy Xiaoping Li

 PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board has selected PricewaterhouseCoopers Zhong Tian CPAs Limited Company ("PricewaterhouseCoopers"), independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2010 and recommends that the stockholders ratify this selection. PricewaterhouseCoopers also audited the Company's financial statements for its fiscal year ended December 31, 2009. The Board expects that representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting and will be available to respond to appropriate questions.

        Stockholder ratification of this selection of PricewaterhouseCoopers as the Company's Independent Public Accounting Firm is not required by the Company's Bylaws or otherwise. However, the Board has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the selection of PricewaterhouseCoopers as the Company's independent registered public firm; the Audit Committee will consider whether to retain that firm for the year ending December 31, 2010. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

PricewaterhouseCoopers Fees for the Fiscal Years Ended December 31, 2009 and 2008

        The aggregate fees billed for professional accounting services by PricewaterhouseCoopers for the fiscal years ended December 31, 2009 and 2008 are as follows:

	Fiscal Year Ended December 31,
	2009	2008
Audit Fees(1)	$4,665,000	$9,716,000
Audit-Related Fees(2)	153,000	1,282,000
Tax Fees(3)	42,000	25,000
All Other Fees(4)	3,000	3,000

Total Fees	$4,863,000	$11,026,000

(1)
Audit fees are fees for professional services rendered for the integrated audit of UTStarcom's consolidated financial statements and of its internal control over financial reporting, for review of the interim consolidated financial statements included in quarterly reports, and for services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees represent aggregate fees paid or accrued for professional services rendered for accounting consultations and other procedures performed with respect to certain Company acquisition and divestiture efforts.

(3)
Tax fees are fees for tax services related to tax compliance, tax planning and tax advice.

(4)
All other fees are fees for an online accounting research tool.

        The Audit Committee has determined that the provision to us by PricewaterhouseCoopers of non-audit services as listed above is compatible with PricewaterhouseCoopers maintaining its independence.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has direct responsibility for the appointment, retention, evaluation, compensation, oversight and termination of the independent registered public accounting firm employed by us. The Audit Committee has authorized Mr. Ryan to pre-approve audit and non-audit services to be performed by our independent registered public accounting firm. Such preapproval by Mr. Ryan is to be followed up for approval by the Audit Committee at its quarterly meetings. For the fiscal year 2009, there were no audit-related fees, tax fees, or any other non-audit fees that were approved by the Audit Committee pursuant to the "de minimis" exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

Required Vote

        The ratification of the appointment of PricewaterhouseCoopers as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010 requires the affirmative vote of the holders of a majority of the shares of the Common Stock that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

        THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS ZHONG TIAN CPAS LIMITED COMPANYAS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        To the knowledge of the Company, no action is to be taken on any matter not specifically referred to in this Proxy Statement at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board may recommend.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ JACK LU Jack Lu Chief Executive Officer and President
Dated: October 27, 2010

 APPENDIX A

2008 Secondary Peer Group Technology Companies in the Radford High-Technology Executive Survey with Revenues between $1 billion and $3 billion

Activision	Experian	Novellus Systems
ACXIOM	Fairchild Semiconductor	Nvidia
Adc	Freddie Mac	Olympus America
Adobe Systems	Hitachi America	On Semiconductor
Agere Systems	Hitachi Data Systems	Palm
Alliance Data Systems	Hughes Network Systems	Perkin Elmer
Altera	Imation	Perot Systems
Amdocs—US	Infineon Technologies	Quintiles
American Power Conversion	Intelsat	Research In Motion-US
Applera	International Game Tech	Ricoh Electronics
Ati Technologies	International Rectifier	Sabre Holdings
Atmel	Intuit	Sandia National Labs-NM
Autodesk	Invensys	Sandisk
Avago Technologies	Jet Propulsion Lab	SAS
Bae Systems Land And Armament	Juniper Networks	Scientific-Atlanta
Battelle Memorial Institute	Kla-Tencor	Sensata Technologies
Baylor Health Care System	Kyocera Wireless	Sharp Microelectronics of the Americas
Bea Systems	Lam Research	Spansion
Bio-Rad Laboratories	Lexisnexis	Stmicroelectronics
Bmc Software	Lifescan	Symbol Technologies
Bose	Logitech	Synopsys
Broadcom	Los Alamos National Labs	Tektronix
Business Objects	Lsi Logic	Tellabs
Cadence Design Systems	Lucasfilm Ltd	Teradyne
Ceridian	Mantech International	Thermo Electron
Cerner	Marvell Semiconductor	Toshiba America Information Systems
Cgi-Ams	Maxim Integrated Products	UGS
Choicepoint	Metavante	Varian Medical Systems
Compucom Systems	National Semiconductor	Verisign
Compuward	Nec America	Virgin Mobile
Discovery Communications	Network Appliance	Visa International
Drs Technologies	New Century Mortgage	Xilinx
E*trade Group	Nii Holdings	Xo Communications
Ericsson	Nintendo of America	Zale
Expedia	Novell

A-1

 APPENDIX B

2009 Secondary Peer Group Technology Companies in the Radford High-Technology Executive Survey with Revenues between $500 million and $1 billion

Akamai Technologies	Infineon Technologies	Realnetworks
Aspect Software	Integrated Device Technology	Red Hat
Avanade	Intermec	Resmed
Avid Technology	Intersil	Sage Software
Brooks Automation	Intuitive Surgical	Salesforce.com
Carl Zeiss Meditec	ITG	Samsung Austin Semiconductor
Carl Zeiss Vision	Kaiser Permanente-KPIT	Savvis Communications
Checkfree	Kronos	Sensus Metering Systems
Coherent	Kulicke And Soffa	Skyworks Solutions
Comcast Entertainment Group	Lawson Software	Smart Modular Technologies
Conexant Systems	Meggitt-USA	Space Systems/Loral
Cubic Corporation	Mentor Graphics	Spirent Communications
Cymer	Mitel Networks	Sterling Commerce
DJO Dolby Laboratories	Mitsubishi Digital Electronics America	Sumco USA Phoenix Sunpower
ECC	Movius	SVB Financial Group
Electronics For Imaging	National Instruments	Take Two Interactive Software
Emdeon Business Services	Navteq	Telcordia Technologies
Entegris	NCS Pearson	Tibco Software
F5 Networks Flir Systems	NDS Novell	Toshiba America Business Solutions
Foundry Networks	Nuance Communications	Toshiba America Medical System
Fox Interactive Media	NXP Semiconductors-US	United Online
Fujitsu America Management Services of America	Omnivision Technologies Open Text	Varian Verigy
Genencor A Danisco Division	Orbitz Worldwide	Viasat
Getty Images	Panduit	Vishay Siliconix
GSI Commerce	Plantronics	Vonage
Harris Stratex Networks	Polycom	Welch Allyn
Howard Hughes Medical	Powerwave Technologies	WMS Gaming
Hutchinson Technology	Qlogic	Xerox International Partners
Hypercom	Qqantum	Zebra Technologies
IAC Search & Media	RCN	Zoran
ICF International

B-1

Dear Stockholder:

Please take note of the important information enclosed with this Proxy. The issues discussed herein, related to the operation of the Company, require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

UTStarcom, Inc.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — UTSTARCOM, INC.

P.O. Box 14838

Oakland, CA 94614

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoint(s) Jack Lu and Edmond Cheng, or either of them, with the power to appoint their respective substitutes, and hereby authorize(s) them as proxies to represent and vote as designated on the reverse side, all shares of common stock of UTStarcom, Inc. (the “Company”) held of record by the undersigned on October 19, 2010 at the Annual Meeting of Stockholders to be held on December 13, 2010 and any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
SEE REVERSE		SEE REVERSE
SIDE		SIDE

Electronic Voting Instructions

You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 12, 2010.

Vote by Internet

• Log on to the Internet and go to

www.envisionreports.com/UTSI

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A   Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposal 2.

1. Election of Directors:

	For	Against	Abstain

01 - Thomas J. Toy	☐	☐	☐

	For	Against	Abstain

2. Ratify the appointment of PricewaterhouseCoopers Zhong Tian CPAs Limited Company as independent registered public accounting firm.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

B   Non-Voting Items

Change of Address — Please print new address below.

C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon.  Joint owners should each sign.  Executors, administrators, trustees, guardians or other fiduciaries should give full title as such.  If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

QuickLinks

UTSTARCOM, INC. NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held December 13, 2010
YOUR VOTE IS IMPORTANT
UTSTARCOM, INC. PROXY STATEMENT
INFORMATION ABOUT THE PROXY STATEMENT AND VOTING AT THE ANNUAL MEETING
FORWARD-LOOKING STATEMENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
INFORMATION ABOUT OUR BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS IN 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009
POTENTIAL PAYMENTS UPON TERMINATION AND CHANGE OF CONTROL
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
  APPENDIX A
2008 Secondary Peer Group Technology Companies in the Radford High-Technology Executive Survey with Revenues between $1 billion and $3 billion
  APPENDIX B
2009 Secondary Peer Group Technology Companies in the Radford High-Technology Executive Survey with Revenues between $500 million and $1 billion